UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Northwest Airlines Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 26, 2005

To Our Stockholders:

On behalf of the Board of Directors, we are pleased to invite you to attend the Northwest Airlines Corporation 2005 Annual Meeting of Stockholders. As indicated in the attached Notice, the Meeting will be held at the Equitable Center’s Auditorium at 787 Seventh Avenue, New York, New York on Thursday, June 30, 2005, at 9:30 a.m. Eastern Time. At the Meeting, in addition to acting on the matters described in the attached Proxy Statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

Our Annual Report on Form 10-K for the year ended December 31, 2004, which is not a part of the proxy soliciting material, is enclosed.

Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. Whether or not you expect to attend the Meeting, you are urged to vote your shares either on the internet or by mail. If you choose to vote by mail, please mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope in order to ensure that your shares will be represented at the Meeting.

Sincerely,

Gary L. Wilson	Douglas M. Steenland
Chairman of the Board	President & Chief Executive Officer

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, Minnesota 55121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2005

To the Stockholders of Northwest Airlines Corporation:

The Annual Meeting of Stockholders of Northwest Airlines Corporation (the “Company”) will be held at the Equitable Center’s Auditorium at 787 Seventh Avenue, New York, New York on Thursday, June 30, 2005, at 9:30 a.m., Eastern Time, for the following purposes:

(1)         To elect 14 directors of the Company for the ensuing year. Three of the director nominees will be elected exclusively by the holders of the Series C Preferred Stock of the Company in accordance with the provisions of the Company’s Restated Certificate of Incorporation;

(2)         To approve the Company’s independent auditor for 2005;

(3)         To approve an amendment and restatement of the Northwest Airlines Corporation 1999 Stock Incentive Plan; and

(4)         To transact such other business as may properly come before the Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on May 2, 2005 as the record date for determination of the stockholders entitled to receive notice of, and to vote at, the Meeting. A list of the names of stockholders of record will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York.

Your vote is important. Whether or not you plan to attend the Meeting in person, I urge you to vote your proxy as soon as possible. If you plan to attend the Meeting, please mark the appropriate box on your proxy card or follow the instructions provided when voting on the internet to indicate you plan to attend. In order to be admitted to the Meeting, you will be required to present a valid picture identification, such as a driver’s license or passport. Stockholders holding their shares in the name of a bank, broker or other holder of record must bring a brokerage statement or other proof of ownership with you to the Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

By Order of the Board of Directors,

Michael L. Miller
Vice President—Law and Secretary
May 26, 2005
Eagan, Minnesota

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, Minnesota 55121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2005

GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Airlines Corporation to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 30, 2005 at the Equitable Center’s Auditorium at 787 Seventh Avenue, New York, New York at 9:30 a.m. Eastern Time, or at any postponement or adjournment thereof. Stockholders will be admitted to the Meeting beginning at 9:00 a.m.

The mailing of this Proxy Statement, form of proxy and voting instructions will commence on May 26, 2005.

The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees of the Company in person or by telephone, electronic transmission and facsimile transmission. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse them for their expenses in forwarding the materials.

Outstanding Shares and Voting Rights

Stockholders Entitled to Vote

The Board of Directors has set May 2, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. As of that date, there were outstanding 87,206,979 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 4,715,767 shares of Series C Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”). These securities constitute the only classes of securities entitled to vote at the Meeting.

Voting Rights

Common Stock.   Each share of Common Stock entitles the holder thereof to one vote on each matter properly brought before the Meeting other than the election of directors to be elected by the holders of Series C Preferred Stock (the “Series C Directors”).

Series C Preferred Stock.   The Series C Preferred Stock is held by certain trusts established pursuant to the Northwest Airlines Corporation Employee Stock Plan, which has been merged into the Company’s Retirement Savings Plan (the “Employee Stock Plan”) for the benefit of certain employees of Northwest Airlines, Inc. (“Northwest Airlines”) and by certain former employees of Northwest Airlines to whom such stock has been distributed from the trusts and their spouses, children and heirs (collectively, “Qualified Holders”). The trusts for the benefit of participating employees were established as part of an overall revised compensation Plan for the employees of Northwest Airlines provided by labor agreements entered into in 1993. The Company’s Restated Certificate of Incorporation provides that each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.364 shares of Common Stock. The Series C Preferred Stock votes with the Common Stock on all matters submitted to stockholders for a vote, except with respect to the election of directors. Each outstanding share of Series C Preferred Stock held by a Qualified Holder is entitled to 1.364 votes on those matters on which the Series C Preferred Stock is entitled to vote at the Meeting. Shares of Series C Preferred Stock automatically convert into shares of Common Stock upon their sale or transfer to a non-Qualified Holder.

With respect to the election of directors, the Series C Preferred Stock, voting as a separate class, will elect three Series C Directors, one of whom is nominated by the International Brotherhood of Teamsters (the “IBT”), one by the International Association of Machinists and Aerospace Workers (the “IAM”), and one by the Northwest Master Executive Council (“Northwest MEC”) of the Air Line Pilots Association, International (“ALPA”) (collectively, the “Series C Unions”).

During the 60-day period ending on August 1, 2003, holders of the Series C Preferred Stock had the right to “put” their shares of the Series C Preferred Stock to the Company. On August 1, 2003, the Company announced that the Board of Directors had determined that the Company could not legally repurchase the outstanding Series C Preferred Stock at that time because the Board was unable to determine that the Company had adequate legally available surplus to repurchase the outstanding Series C Preferred Stock. As a result, among other things, the Series C Unions became entitled to nominate three additional Series C Directors. In February 2005 the Company entered into an agreement with the IAM under which the IAM waived its right to nominate an additional Series C Director and was granted the right to designate an observer to the Board of Directors who is entitled to observe certain proceedings of the Board, subject to certain conditions. The Board observer is not entitled to vote on any matter considered by the Board of Directors and is subject to certain obligations regarding confidentiality and conflicts of interest. The IAM has designated Mr. Rodney E. Slater, former U.S. Secretary of Transportation, as the IAM observer to the Board. Neither ALPA nor the IBT have nominated an additional Series C Director.

Holders of Series C Preferred Stock are entitled to vote for or against the three Series C Director nominees as a slate and are not entitled to vote for or against any single Series C Director nominee and are not entitled to vote for the election of any other directors of the Company. The Company has agreed to extend the Northwest MEC’s right to nominate a member of the Board of Directors until September 12, 2009.

Foreign Ownership of Shares

The Federal Aviation Act prohibits non-United States citizens from owning more than 25 percent of the voting interest of a company such as the Company, which owns a United States air carrier. The Company’s Restated Certificate of Incorporation provides that no share of the Company’s voting stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock registry maintained by the Company for non-United States holders (the “Foreign Stock Registry”). The Company’s Bylaws provide that no shares of the Company’s voting stock held by non-United States citizens will be registered on the Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions, currently 25 percent of the voting stock of the Company.

As of the Record Date, shares representing less than one percent of the total outstanding voting stock of the Company (on a fully diluted basis) are registered on the Foreign Stock Registry. Any holder of Common Stock who is not a United States citizen and has not registered its shares on the Foreign Stock Registry maintained by the Company will not be permitted to vote its shares at the Meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by proxy on the internet the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on the Company’s Foreign Stock Registry.

Under Section 40102(a)(15) of the Federal Aviation Act, the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

Voting Procedures for Stockholders of Record

Whether or not you plan to attend the Meeting, please take the time to vote your shares as soon as possible. Stockholders of record may vote their shares by proxy on the internet or by mail, or by attending the Meeting and voting by ballot as described below. If you vote by proxy on the internet, you do not need to return your proxy card. (Note: If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

Voting on the Internet.   You may vote by proxy on the internet by following the procedures and instructions on your proxy card. Participants in the Employee Stock Plan who are entitled to provide voting instructions may do so on the internet by following the procedures and instructions on their voting instruction card. Internet voting for stockholders of record and Employee Stock Plan participants who are entitled to provide voting instructions will be available 24 hours a day, seven days a week. The deadline for internet voting is 11:59 p.m. (Eastern Time) on June 29, 2005 for stockholders of record. In order to provide the trustees of the Employee Stock Plan with sufficient time to vote the shares held in the Employee Stock Plan, voting instructions for Employee Stock Plan shares will be accepted only until 11:59 p.m. (Eastern Time) on June 27, 2005.

Vote by Mail.   If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

Voting by Ballot at the Annual Meeting.   The method by which you vote will not limit your right to vote at the Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting. Employee Stock Plan participants who are entitled to provide voting instructions with respect to shares allocated to their account must provide voting instructions to the trustee before the deadline stated above and therefore will not be able to provide voting instructions at the Meeting.

All shares that have been properly voted and for which any proxy submitted has not been revoked will be voted at the Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.

Revoking Your Proxy

You can revoke your proxy at any time before your shares are voted by written notice to the Secretary of the Company, by timely delivery of a later-dated proxy (either by mail or on the internet) prior to the voting of your shares, or if you vote by ballot at the Meeting.

Voting Shares Held in the Employee Stock Plan

Participants who have shares allocated to their account in the IAM or IBT trusts established under the Employee Stock Plan are entitled to provide voting instructions as to Items 2 and 3 only with respect to shares allocated to their account. Participants who have shares allocated to their account in the Employee Stock Plan trust for management and other employees are entitled to provide voting instructions as to Items 1 (other than in connection with the election of Series C Directors), 2 and 3 with respect to shares allocated to their account. Any allocated shares held in these trusts for which participant voting instructions are not timely received by the trustee, as well as shares held in the ALPA trust and the supplemental trusts with respect to which participants are not entitled to provide voting instructions, will be voted by the trustees in their discretion. Participants who are entitled to provide voting instructions may do so either on the internet or by mail. If you choose to provide voting instructions on the internet, follow the procedures and instructions on your enclosed voting instruction card. If you choose to provide voting instructions by mail, simply mark your enclosed voting instruction card, date and sign it, and return it in the postage paid envelope provided. The trustees of the trusts established under the Employee Stock Plan will vote the shares allocated to a participant’s account in accordance with the participant’s instructions timely received. The deadline for providing voting instructions is 11:59 p.m. (Eastern Time) on June 27, 2005. Allocated shares for which the trustees receive no instructions will be voted by the trustees in their discretion.

Electronic Delivery of Proxy Materials and Annual Report

The Notice of Annual Meeting and Proxy Statement and the 2004 Annual Report on Form 10-K are available on our web site at http://www.ir.nwa.com. Instead of receiving future copies of the Annual Report and Proxy Statement by mail, stockholders can consent to receive these materials electronically. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business.

Stockholders of Record:   You may enroll for electronic delivery of the Company’s future proxy materials after you vote your shares on the internet at www.proxyvote.com by following the instructions provided.

Beneficial Stockholders:   If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Quorum; Vote Required

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and Series C Preferred Stock that are outstanding and entitled to vote generally at the Meeting is necessary to constitute a quorum, except that (i) with respect to the election of the Common Stock Directors (as defined below), the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum and (ii) with respect to the election of the Series C Directors, the presence in person or by proxy of holders of a majority of the outstanding shares of Series C Preferred Stock is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The nominees for election by the holders of the Common Stock (the “Common Stock Directors”) receiving the greatest number of the affirmative votes cast by holders of Common Stock, up to the twelve

Common Stock Directors to be elected, will be elected as Common Stock Directors. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. The election of the slate of nominees for the Series C Directors requires the affirmative vote by the holders of the majority of the Series C Preferred Stock present at the Meeting and entitled to vote. Approval of the independent auditor and approval of the amendment and restatement of the Northwest Airlines Corporation 1999 Stock Incentive Plan require the affirmative vote of a majority of the votes which can be cast by the holders of the shares of Common Stock and Series C Preferred Stock present in person or represented by proxy and entitled to vote, voting together as a single class. With respect to the election of the Series C Directors, approval of the independent auditor and approval of the amendment and restatement of the Northwest Airlines Corporation 1999 Stock Incentive Plan, abstentions will have the same effect as votes against these proposals and broker non-votes will be deemed shares not entitled to vote and will not count as votes for or against such proposals.

Voting on Other Matters

If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. We are not aware of any other matters to be raised at the Meeting as of the date on which printing of this Proxy Statement commenced.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file reports of holdings and transactions in the Company’s equity securities with the SEC. Based on our records and other information, we believe that in 2004 our directors, executive officers and 10% stockholders met all applicable SEC filing requirements, except that the grant in October 2004 under the Northwest Airlines Corporation 1999 Stock Incentive Plan of a stock option to Michael G. Ristow, a director of the Company, was reported late on a Form 5 filed on Mr. Ristow’s behalf on February 14, 2005, and the forfeiture of shares of restricted stock held by Richard H. Anderson in connection with Mr. Anderson’s termination of employment on November 1, 2005 was reported late on a Form 5 filed on Mr. Anderson’s behalf on February 14, 2005.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the holdings, as of May 2, 2005, of the Company’s capital stock of each director of the Company, each executive officer named in the Summary Compensation Table included in this Proxy Statement under the heading “Executive Compensation,” all directors and executive officers of the Company as a group, and each person known to the Company to beneficially own more than five percent of any class of the Company’s voting securities. Unless otherwise indicated, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Class of Security	Number of Shares(1)(2)	Percent of Class(1)(2)	Percent of Total Voting Power(13)
Directors/Nominees for Director:
Gary L. Wilson	Common Stock	4,338,180	4.7	4.4
Ray W. Benning, Jr.(3)	—	—	—	—
Roy J. Bostock	Common Stock	—	—	—
John M. Engler	Common Stock	—	—	—
Robert L. Friedman	Common Stock	2,000	*	*
Doris Kearns Goodwin	—	—	—	—
Dennis F. Hightower	Common Stock	1,000	*	*
Jeffrey G. Katz	Common Stock	—	—	—
George J. Kourpias(4)	—	—	—	—
Frederic V. Malek	Common Stock	184,339	*	*
V. A. Ravindran	Common Stock	2,000	*	*
Michael G. Ristow(5)	Common Stock	3,207	*	*
Douglas M. Steenland	Common Stock	724,819	*	*
Leo M. van Wijk	—	—	—	—
Named Executive Officers:
J. Timothy Griffin	Common Stock	322,597	*	*
Philip C. Haan	Common Stock	361,355	*	*
Bernard L. Han(6)	Common Stock	192,141	*	*
Andrew C. Roberts	Common Stock	156,326	*	*
All directors and executive officers as a group (19 persons)	Common Stock	6,403,877	7.0	6.5
Other 5% Holders:
Trusts for pilots c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Common Stock Series C Preferred	5,544,408 56	6.1 *	5.7 *
Trust for ground employees c/o State Street Bank & Trust Company 200 Newport Avenue, Q3 North Quincy, MA 02171	Series C Preferred	3,547,892	75.2	4.9
Trust for flight attendants c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Series C Preferred	1,084,775	23.0	1.5

Trusts for all other employees c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Common Stock Series C Preferred(7)	1,054,529 7	1.2 *	1.1 *
FMR Corp.(8) 82 Devonshire Street Boston, MA 02109	Common Stock	11,249,336	12.3	11.5
Wellington Management Company, LLP(9) 75 State Street Boston, MA 02109	Common Stock	8,826,658	9.6	9.0
State Street Bank & Trust Company(10) 200 Newport Avenue Q3N North Quincy, MA 02171	Common Stock	7,834,370	8.6	8.0
Marathon Asset Management Ltd(11) Orion House 5 Upper St. Martins Lane London WC2H 9EA United Kingdom	Common Stock	5,828,919	6.4	6.0
Deutsche Bank AG(12) Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	Common Stock	5,594,020	6.1	5.7

*                          Less than 1%

(1)       The figures shown include the following shares allocated as of May 2, 2005 to the accounts of participants under the Employee Stock Plan: Ristow—2,890 shares; Haan—2,729; Han—218 shares; and all directors and executive officers as a group—5,837 shares.

(2)       The SEC deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days. The figures shown include the following shares subject to stock options granted under the Company’s 2001 Stock Incentive Plan, which the individual or group has the right to acquire within 60 days of May 2, 2005: Wilson—100,000 shares; Ristow—317 shares; Steenland—184,227 shares; Griffin—34,635 shares; Haan—70,664 shares; Han—75,000 shares; and all directors and executive officers as a group—499,829 shares.

(3)       Mr. Benning is a retired Director of the Teamsters Airline Division. Mr. Benning disclaims beneficial ownership of the shares beneficially owned by the trust for flight attendants under the Employee Stock Plan.

(4)       Mr. Kourpias is the retired International President of the IAM. Mr. Kourpias disclaims beneficial ownership of the shares beneficially owned by the trust for ground employees under the Employee Stock Plan.

(5)       Mr. Ristow previously was a Captain Representative of the ALPA Master Executive Council. Mr. Ristow disclaims beneficial ownership of the shares beneficially owned by the trusts for pilots under the Employee Stock Plan other than 2,890 shares which were allocated to Mr. Ristow’s account under the Employee Stock Plan and are included in the number of shares listed above under Mr. Ristow’s name.

(6)       Mr. Han resigned from his position as Executive Vice President & Chief Financial Officer of the Company effective May 2, 2005 and his employment with the Company terminated on May 15, 2005.

(7)       Represents shares of Series C Preferred Stock held by State Street Bank & Trust Company as trustee of the nonqualified trusts for ground employees and flight attendants.

(8)       Based on a Schedule 13G filed with the SEC on behalf of FMR Corp. (“FMR”), indicating that, at January 31, 2005, FMR, in its capacity as investment advisor, had sole voting power over 1,007,953 of such shares and sole power to dispose of all such shares.

(9)       Based on a Schedule 13G filed with the SEC on behalf of Wellington Management Company, LLP (“Wellington”), indicating that, at December 31, 2004, Wellington, in its capacity as investment advisor, had shared voting power over 3,262,000 of such shares and shared power to dispose of all such shares. Based on a Schedule 13G filed with the SEC on behalf of Vanguard Windsor Funds—Vanguard Windsor Fund (“Vanguard”), 5,404,658 of the shares held by Wellington are held in the Vanguard Windsor Funds.

(10)   Based on a Schedule 13G amendment filed with the SEC on behalf of State Street Bank & Trust Company (“State Street”), indicating that, at December 31, 2004, State Street, acting in various fiduciary capacities, had sole voting power over 6,745,163 of such shares, shared voting power over 1,089,207 of such shares, and shared power to dispose of all such shares.

(11)   Based on a Schedule 13F filed with the SEC on behalf of Marathon Asset Management Ltd (“Marathon”) on January 24, 2005.

(12)   Based on a Schedule 13G filed with the SEC on behalf of Deutsche Bank AG (“Deutsche Bank”), indicating that, at December 31, 2004, Deutsche Bank, in its capacity as investment advisor, had sole voting power over and sole power to dispose of all such shares.

(13)   The 4,715,767 shares of Series C Preferred Stock outstanding as of May 2, 2005 are convertible into 6,432,306 shares of Common Stock. Assumes conversion of the Series C Preferred Stock and the issuance of Common Stock pursuant to stock options that are exercisable within 60 days of May 2, 2005.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

During 2004, the Board of Directors held five regularly scheduled and three special meetings. The Board of Directors will hold five regularly scheduled meetings in 2005. During 2004, all of our incumbent directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and Board committees on which they served, with the exception of Mr. van Wijk. The Company does not have a formal policy relating to Board member attendance at the Company’s annual meetings of stockholders; however, all but one of our directors attended last year’s annual meeting. During 2005, the Board of Directors had six standing committees. Those committees consisted of the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee, the People Committee, and the Safety and Security Committee. A description of the responsibilities of each standing committee of the Board, their current members and meeting information for 2004 follows:

Audit Committee.   Prior to April 29, 2005, the Audit Committee was comprised of Messrs. Friedman (Chairman) and Engler and Alfred A. Checchi, each of whom qualifies as an “independent” director under the Nasdaq listing standards. Mr. Checchi resigned from the Board of Directors effective April 29, 2005. The Board of Directors intends to appoint another member to the Committee to replace Mr. Checchi before the next meeting of the Committee. The Committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Committee met eleven times during 2004. Our Board of Directors has determined that Mr. Friedman is an audit committee financial expert.

Compensation Committee.   The Compensation Committee is presently comprised of Messrs. Hightower (Chairman), Malek and Ravindran. The Committee administers the Company’s stock incentive plans, and reviews and approves the compensation of the Chief Executive Officer and the executive officers of the Company who report directly to the Chief Executive Officer and any employment contract or similar arrangement between the Company and any executive officer. The Committee participates in senior management succession planning, senior management performance evaluations, and also reviews from time to time the Company’s compensation and benefits programs applicable generally to management employees of the Company. The Committee met five times during 2004. A subcommittee comprised of Messrs. Hightower and Ravindran exercises all of the powers, duties and responsibilities with respect to the Company’s stock incentive plans.

Finance Committee.   The Finance Committee is presently comprised of Messrs. Steenland (Chairman), Ristow and Wilson and three additional members of the Company’s senior management. The Committee reviews the Company’s business and financial strategies, the annual operating and capital budgets and proposed capital expenditures and sales of the Company’s assets and acquisitions in excess of $2 million. The Committee has the authority to approve proposed capital expenditures, and acquisitions and sales of the Company’s assets not exceeding $10 million. The Committee met six times during 2004.

Nominating Committee.   Prior to April 29, 2005, the Nominating Committee was comprised of Messrs. Ravindran (Chairman) and Friedman and Alfred A. Checchi, each of whom qualifies as an “independent” director under the Nasdaq listing standards. As a result of Mr. Checchi’s resignation from the Board on April 29, 2005, Messrs. Ravindran and Friedman are currently the only members of the Committee; however, the Board intends to appoint another member to the Committee to replace Mr. Checchi before the next meeting of the Committee. The Committee identifies individuals qualified to become members of the Board, nominates the individuals to stand for election as directors of the Company by the stockholders (other than the Series C Directors), and performs additional duties as the Board from time to time delegates to it. The Committee met four times during 2004.

People Committee.   The People Committee is presently comprised of Messrs. Kourpias (Chairman), Benning, Goodwin, Ristow and Steenland. The Committee provides general advice, counsel and guidance to management of the Company with respect to the Company’s policies and communications with its employees. The Committee met six times during 2004.

Safety and Security Committee.   The Safety and Security Committee is presently comprised of Messrs. Benning and Ristow. The Committee reviews the Company’s policies and procedures regarding safety matters and passenger security issues and industry initiatives and reviews the Company’s safety performance on a regular basis. The Committee met five times during 2004.

Copies of the committee charters, as well as the Company’s Code of Business Conduct, are available on the Company’s website at http://www.ir.nwa.com. The Company’s Code of Business Conduct is applicable to the members of the Board of Directors and all employees of the Company.

Communications with Directors

Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Secretary, Northwest Airlines Corporation, 2700 Lone Oak Parkway, Dept. A1180, Eagan, MN 55121 or by sending an e-mail to corporatesecretary@nwa.com. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating Committee.

Director Nomination Process

In filling a vacancy or a new director position on the Board, the Nominating Committee will perform a search for qualified candidates. The Committee will identify qualified candidates by seeking input from Board members, senior management and, if the Committee deems appropriate, by hiring a search firm. The Committee will also consider recommendations for qualified candidates submitted by stockholders. The Chairman of the Board, the Chief Executive Officer and at least one member of the Committee will interview those candidates who the Committee determines satisfy specific criteria and otherwise qualify for Board membership. The Committee will then meet and consider the qualified candidates and will approve the final candidate. Pursuant to the Company’s By-laws, the final candidate will be nominated by the Committee for election by the stockholders at the annual meeting or will be recommended by the Committee for election by the Board to fill a vacancy. Throughout the process, the Chairman of the Committee will keep the Board apprised of its progress in identifying a candidate for the director position.

The Committee also nominates the director nominees for election by the stockholders at each annual meeting. In determining whether to nominate an incumbent director for re-election, the Committee reviews the performance of the incumbent director, including the director’s attendance at prior Board and committee meetings, the director’s tenure as a member of the Board and the director’s preparation for and participation in Board and committee meetings. Any stockholder recommendations for director candidates may be submitted to the Committee by writing to the Committee c/o Secretary, Northwest Airlines Corporation, 2700 Lone Oak Parkway, Dept. A1180, Eagan, MN 55121 or by sending an e-mail to corporatesecretary@nwa.com.

Following the election of fourteen directors at the Meeting, one vacancy on the Board of Directors will remain. The Nominating Committee is in the process of identifying one or more candidates for the vacancy. Once a final candidate has been approved by the Nominating Committee, the candidate will be nominated for election by the stockholders or will be recommended by the Committee for election by the Board of Directors.

Compensation of Directors

All non-employee directors of the Company, which include all directors other than Messrs. Wilson, Ristow and Steenland, are entitled to receive an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board meeting and each Board committee meeting attended. The chairpersons of the standing Board committees are paid an additional annual fee of $5,000. All directors are entitled to $25,000 per year of complimentary travel privileges on Northwest Airlines that may be extended to other individuals. In addition, all directors and their spouses and dependent children are eligible for complimentary travel privileges on Northwest Airlines and each director will receive lifetime pass travel privileges on Northwest Airlines after serving as a director of the Company for five years. All directors are also reimbursed for ordinary expenses incurred in connection with their attendance at Board and Board committee meetings.

Each director is reimbursed by the Company for income taxes resulting from use of the director’s complimentary travel privileges on Northwest Airlines. The value of the complimentary travel privileges extended to Board members, their spouses and dependent children in 2004, including reimbursement for income taxes on such amounts, was as follows: Ray W. Benning, Jr. ($1,773); John M. Engler ($13,040); Doris Kearns Goodwin ($1,270); Dennis F. Hightower ($2,921); George J. Kourpias ($1,939); V.A. Ravindran ($382); and L. van Wijk ($358). Messrs. Wilson, Ristow and Steenland are employees of Northwest Airlines and as such are not subject to income taxes from the use of employee pass privileges.

Pursuant to the Company’s By-laws, we indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

In recognition of Mr. Wilson’s significant contributions and performance as Chairman of the Board of the Company, in June 1999 the Board of Directors established The Chairman’s Long-Term Retention and Incentive Program (the “Chairman’s Plan”) under which Mr. Wilson was awarded 400,000 phantom stock units. Under the terms of the plan, the vesting of such units in annual increments of 40,000 units over the ten-year term of the plan is subject to the achievement of annual performance objectives to be established each year by the administrator of the plan. Each vested unit represents the right to receive a cash payment equal to the average closing price of a share of Common Stock for the last ten trading days of the year in which such unit vested. For the year ended December 31, 2004, Mr. Hightower, the administrator of the plan, determined that the applicable performance objectives were satisfied and 40,000 units vested on December 31, 2004 in accordance with the provisions of the plan. Mr. Wilson received a cash payment of $425,889 in settlement of such vested units. As an employee of Northwest Airlines, Mr. Wilson’s annual salary from January 1, 2004 through November 30, 2004 was $10,400. In connection with the labor cost reductions implemented for pilots and management employees of Northwest Airlines (see “EXECUTIVE COMPENSATION—Report of the Compensation Committee on Executive Compensation—Executive Compensation Strategy”), Mr. Wilson’s annual salary was reduced to $8,840 effective December 1, 2004 and Mr. Wilson agreed to reduce amounts he may earn under the Chairman’s Plan in 2005 and 2006 by 15%. In 2004 Mr. Wilson also received medical expense reimbursement payments totaling $24,094 and travel privileges on Northwest Airlines and other airlines. He also participates in the benefit and welfare plans available to employees of Northwest Airlines.

Compensation Committee Interlocks and Insider Participation

Mr. Malek, who was a member of the Compensation Committee during 2004, served as President of the Company from late 1989 to mid-1990. The committee members have no interlocking relationships as defined by the rules and regulations of the SEC.

Related Party Transactions

Mr. van Wijk is President and Chief Executive Officer of Koninklijke Luchtvaart Maatschappij N.V. (“KLM”). Northwest Airlines and KLM are parties to a trans-atlantic joint venture.

ITEM 1
ELECTION OF DIRECTORS

It is proposed that fourteen directors be elected at the Meeting to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until the director’s earlier resignation or removal. As a result of the election of fourteen directors at the Meeting, there will be one vacancy on the Board of Directors. Each nominee is presently a director of the Company and also serves as a director of Northwest Airlines Holdings Corporation, NWA Inc., and Northwest Airlines, which are direct and indirect subsidiaries of the Company. The eleven nominees for Common Stock Directors were nominated by the Nominating Committee pursuant to the Company’s Bylaws. Messrs. Benning, Kourpias and Ristow are the nominees of the Series C Unions for election by the holders of the Series C Preferred Stock.

The persons named in the enclosed proxy intend to vote the shares covered by proxies for the election of the director-nominees named below. If any nominee shall, prior to the Meeting, become unavailable for election as a director, which is not anticipated, the shares covered by proxies will be voted for such substitute nominee, if any, as may be nominated by the Nominating Committee with respect to any nominee to be a Common Stock Director or as may be nominated by the IAM, IBT or Northwest MEC, as applicable, with respect to any nominee to be a Series C Director, but in no event will the enclosed proxy be voted for more than fourteen directors.

Information Concerning Director-Nominees

Information with respect to the business experience and affiliations of the director-nominees follows:

Common Stock Directors

Roy J. Bostock, age 64, was elected a director of the Company in April 2005. He has been a principal of Sealedge Investments, LLC, a diversified private investment company, since 2002, and also serves as Chairman of the Partnership for a Drug-Free America, a not-for-profit organization based in New York City, and as Chairman of the Committee for Economic Development, a Washington, D.C. based public policy group. From 2000 to 2002, Mr. Bostock served as Chairman of B/Com3, a global advertising agency group, and from 1996 to 2000 he served as founder and Chairman and Chief Executive Officer of the McManus Group, a global communications services company. Prior to 1996, Mr. Bostock served in a variety of senior executive positions in the advertising agency business, including Chairman and Chief Executive Officer of D’Arcy Masius Benton & Bowles, Inc. from 1990 to 1996. Mr. Bostock also serves as a director of Yahoo! Inc.

John M. Engler, age 56, has served as a director of the Company since January 2003. Since October 2004, Mr. Engler has served as President & Chief Executive Officer of the National Association of Manufacturers (trade association). From January 2003 to August 2004, Mr. Engler was President of State and Local Government and Vice President of Government Solutions for North America for Electronic Data Systems Corporation (information technology). Mr. Engler served as Michigan’s 46th governor for three terms from 1991 through January 2003. He also serves on the board of directors of Universal Forest Products Inc. and Munder Capital Management.

Robert L. Friedman, age 62, has served as a director of the Company since 2002. Since 1999, Mr. Friedman has served as a Senior Managing Director of The Blackstone Group L.P., a private investment firm. Prior to 1999, he was a partner of the law firm of Simpson Thacher & Bartlett LLP. In February 2003, he also became Chief Administrative Officer and Chief Legal Officer of Blackstone. He also serves on the board of directors of Axis Capital Holdings Ltd., Houghton Mifflin Holdings Inc., Premcor Inc. and TRW Automotive Holdings Corp.

Doris Kearns Goodwin, age 62, has served as a director of the Company since 1997. Ms. Goodwin is a historian and author and has received numerous awards including the Pulitzer Prize in history in 1995. She is currently a member of the Harvard University Board of Overseers and was a Professor of Government at Harvard University from 1969 to 1977.

Dennis F. Hightower, age 63, has served as a director of the Company since 1997. In March 2001, he retired as Chief Executive Officer of Europe Online Networks, S.A. (Luxembourg-based broadband interactive entertainment company), a position he held since May 2000. From July 1996 to May 2000 Mr. Hightower was Professor of Management at the Harvard Business School. From March 1995 to June 1996 Mr. Hightower was President of Walt Disney Television & Telecommunications (entertainment) and from June 1987 to February 1995 he was President of Disney Consumer Products, Europe, Middle East and Africa. Mr. Hightower is also a director of Accenture Ltd., Domino’s, Inc., The Gillette Company, and The TJX Companies, Inc.

Jeffrey G. Katz, age 49, was elected a director of the Company in April 2005. He served as Chairman, President and Chief Executive Officer of Orbitz Inc. (online travel distribution) from July 2000 to November 2004. Prior to joining Orbitz, Mr. Katz was President and Chief Executive Officer of Swissair Group’s Swissair (airline) from April 1997 until July 2000. Prior to April 1997, Mr. Katz spent 17 years at American Airlines (airline) in a variety of executive roles including President of the Global Distribution System Division of Sabre Inc. (global travel distribution system).

Frederic V. Malek, age 68, has served as a director of the Company since 1989. Mr. Malek served as President of Northwest Airlines from late 1989 to mid-1990 and was Vice Chairman of NWA Inc. and Northwest Airlines from 1990 through 1991. Mr. Malek is Chairman of Thayer Capital Partners, a Washington, D.C.-based merchant bank, which Mr. Malek formed in 1993. Mr. Malek is a director of Automatic Data Processing, Inc., Federal National Mortgage Association (Fannie Mae), CBRE Holdings, Inc. and FPL Group, Inc.

V. A. Ravindran, age 57, has served as a director of the Company since 1992. Since 1994, Mr. Ravindran has served as Chairman of the Board of Peirce Leslie & Co. Ltd., an investment firm specializing in emerging markets in Asia. From 1987 to July 2003, Mr. Ravindran was also Chairman of the Board and President of Paracor Finance Inc., a United States merchant bank wholly owned by Fosters Brewing Group Ltd. of Australia. From 1987 to 1992, Mr. Ravindran was an Executive Director of EFG Holdings (USA), the finance group holding company of Fosters Brewing Group Ltd. of Australia.

Douglas M. Steenland, age 53, has served as a director of the Company since 2001. In October 2004 Mr. Steenland was elected President and Chief Executive Officer of the Company. Mr. Steenland has served in a number of executive positions since joining the Company in 1991, including President from April 2001 to October 2004, Executive Vice President and Chief Corporate Officer from September 1999 to April 2001, Executive Vice President—Alliances, General Counsel and Secretary from January 1999 to September 1999, Executive Vice President, General Counsel and Secretary from June 1998 to January 1999, and Senior Vice President, General Counsel and Secretary from July 1994 to June 1998. Prior to joining the Company, Mr. Steenland was a senior partner at the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson and Hand.

Leo M. van Wijk, age 58, has served as a director of the Company since 1997 and previously served as a director of the Company from 1991 to 1996. In 2004 Mr. van Wijk was elected as Vice Chairman of the Board of Directors of Air France—KLM Group (airline holding company). He also serves as President and Chief Executive Officer, Board of Managing Directors of KLM (airline), a position he has held since 1997. He joined KLM in 1971 and has held various positions with KLM, including Managing Director from 1991 through 1996 and Chief Operating Officer from January 1997 through August 1997.

Gary L. Wilson, age 65, has served as a director of the Company since 1989. He has been Chairman of the Board of Directors since April 1997 and was Co-Chairman of the Board of Directors from 1991 to 1997. He joined The Walt Disney Company in 1985 as Executive Vice President and Chief Financial Officer and a director. Before joining Disney, Mr. Wilson served for 11 years in executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson also serves as a director of CB Richard Ellis Group, Inc., The Walt Disney Company and Yahoo! Inc. and he serves on the board of trustees of Duke University.

Series C Directors

Ray W. Benning, Jr., age 61, has served as a director of the Company since 1999. Mr. Benning is currently a labor relations consultant. He served as National Director of the Airline Division of the International Brotherhood of Teamsters from 1995 to 2003, as assistant to the Director of the Teamsters Airline Division from 1993 to 1995, as President of Teamsters Airline Local 2707 from 1985 to 1993, and as a Business Representative of Teamsters Airline Local 2707 from 1975 to 1985.

George J. Kourpias, age 72, has served as a director of the Company since 1997. Mr. Kourpias is the retired International President of the IAM, a position he held from 1989 to 1997.

Michael G. Ristow, age 60, has served as a director of the Company since 1999. Captain Ristow retired as a Northwest Airlines pilot in April 2005 after more than 35 years of service and served as a Captain Representative of the ALPA Master Executive Council from 1993 to 1999.

The Board of Directors recommends a vote FOR each of the nominees listed above.

ITEM 2
APPROVAL OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) to serve as our independent auditor for 2005, subject to approval by our stockholders.

Representatives of Ernst & Young will be present at the Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends a vote FOR the approval
of Ernst & Young as our independent auditor for 2005

Audit Fees

The aggregate fees billed to the Company by Ernst & Young for services rendered during 2004 and 2003 were as follows:

Audit Fees.   Fees for audit services totaled approximately $2,365,700 in 2004 and approximately $1,078,000 in 2003, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and registration statements filed with the SEC. For 2004, such fees also included an audit of internal controls over financial reporting.

Audit-Related Fees.   Fees for audit-related services totaled approximately $729,000 in 2004 and approximately $1,015,000 in 2003. Audit-related services principally include accounting consultations, audits of the Company’s employee benefit plans, and other audits required by regulation or contract.

Tax Fees.   Fees for tax services, including tax compliance, tax advice and tax planning including expatriate tax services, totaled approximately $316,700 in 2004 and approximately $558,000 in 2003.

All Other Fees.   The Company did not incur fees except as indicated in the above categories.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for each year’s audit, management will submit for approval an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit committee.

1.                Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits and attest services. Beginning in 2004, such services also included an audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

2.                Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including employee benefit plan audits, internal control reviews, special procedures required to meet certain regulatory requirements, and consultation regarding financial accounting and/or reporting standards.

3.                Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax advice, and audit and appeals assistance with the IRS or other taxing authorities.

4.                Other Fees are those associated with services not included in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services that are permitted under the SEC auditor independence rules but are not contemplated in the original pre-approval. These services most often fall into one of two categories: due diligence (e.g., in relation to acquisitions or divestitures) reported as a component of audit-related services, and tax planning reported as a component of tax services. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of directors who are “independent” under the Nasdaq listing standards and operates under a written charter adopted by the Board. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the financial reporting process and the Company’s internal controls. The Audit Committee also appoints the Company’s independent accountants, subject to approval of the stockholders.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended or modified (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee discussed with the independent accountants that firm’s independence, and considered whether the non-audit services provided by the firm to the Company are compatible with maintaining the firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

Audit Committee

Robert L. Friedman (Chairman)

Alfred A. Checchi

John M. Engler

ITEM 3
APPROVAL OF AMENDED AND RESTATED
NORTHWEST AIRLINES CORPORATION
1999 STOCK INCENTIVE PLAN

The Board of Directors adopted the Northwest Airlines Corporation 1999 Stock Incentive Plan (as amended, the “1999 Plan”), effective as of January 28, 1999. In 2000 and 2001 the Board of Directors approved amendments to the 1999 Plan increasing the maximum number of shares of Common Stock available for distribution under the 1999 Plan from 3,000,000 to 9,000,000 shares and making certain other changes to the 1999 Plan. The 1999 Plan is an incentive compensation plan under which the Company may grant non-qualified stock options, stock appreciation rights, restricted stock and other stock-based awards to employees of the Company and its affiliates who are selected to receive an award under the 1999 Plan.

In October 2004, the Company entered into an interim agreement (the “Bridge Agreement”) with the Air Line Pilots Association, International (“ALPA”) on behalf of the Company’s pilots that provides for annual pay and benefit reductions for its pilot employees totaling approximately $265 million. In connection with the Pilot Bridge Agreement, the Company also implemented pay and benefit reductions for its management employees that will result in estimated annual cost savings totaling approximately $35 million. Under the terms of the Bridge Agreement, the Company agreed to grant to eligible pilots non-qualified stock options (the “Pilot Options”) covering a total of 3,500,000 shares of Common Stock. Since the creation of a new stock incentive plan for the Pilot Options required stockholder approval and to avoid having to call a special stockholders meeting on short notice to approve such a plan, the Company elected to grant the Pilot Options out of the Company’s 1999 Plan, which had been intended to be used for stock options and other stock awards granted to management employees. The Pilot Options were granted on October 12, 2004 with an exercise price of $7.325 per share, which was the fair market value of a share of Common Stock on the grant date. The Pilot Options become exercisable in two equal annual installments on February 22, 2005 and February 22, 2006, and have a term of ten years. At the time the Pilot Options were granted, the Board of Directors intended to replenish the shares used under the 1999 Plan for the Pilot Options by submitting to the stockholders for approval at the Annual Meeting an amendment to the 1999 Plan that would increase the maximum number of shares available for issuance under the Plan by the number of shares subject to the Pilot Options. In January 2005, the Board of Directors therefore approved, subject to the approval of the stockholders, certain amendments to the 1999 Plan (the “Plan Amendments”), which would increase the maximum number of shares available for distribution under the 1999 Plan from 9,000,000 to 12,500,000 shares (an increase of 3,500,000 shares). In addition, the Plan Amendments would (i) provide that the 1999 Plan will terminate on January 27, 2015, the tenth anniversary of the date of the Plan Amendments, unless earlier terminated in accordance with its terms, (ii) add certain provisions that describe the general performance criteria on which performance goals may be based for performance-based awards granted pursuant to the Plan (as defined below), (iii) add a provision that no participant may receive stock options and other stock-based awards under the 1999 Plan in any fiscal year of the Company covering more than 1,000,000 shares and that no participant may receive performance-based awards not denominated in shares totaling more than $10,000,000 under the Plan, (iv) add a provision that the exercise price of any stock option granted under the 1999 Plan may not be less than the fair market value of the stock on the date the option is granted, (v) add a provision that disallows the re-pricing of outstanding stock options and stock appreciation rights (“SARs”), and (vi) make certain other changes to the 1999 Plan.

Prior to the Plan Amendments, a total of 9,000,000 shares of Common Stock were authorized for grants or awards under the 1999 Plan. Of that amount, approximately 1,808,942 shares remain available for distribution in connection with new awards. Shares issued pursuant to the 1999 Plan must be shares held by the Company in its treasury. The Board of Directors believes that by allowing the Company to continue to offer its employees long-term, performance-based compensation through the 1999 Plan, the Company will continue to be able to attract, motivate and retain employees who will contribute to the Company’s financial success. Approval of the amended and restated 1999 Plan by the stockholders will also permit certain awards under the 1999 Plan to be granted in a manner that is deductible by the Company under Section 162(m) of the Code. It is the judgment of the Board of Directors that approval of the Plan Amendments is in the best interests of the Company and its stockholders.

Summary of the 1999 Plan

The following is a summary of the terms of the 1999 Plan, as amended by the Plan Amendments. The full text of the amended and restated 1999 Plan is attached as Annex A and the following summary is qualified in its entirety by reference to Annex A.

Administration.   The 1999 Plan provides that it shall be administered by a committee designated by the Board of Directors (the “Committee”). Currently the Committee administering the 1999 Plan is a subcommittee of the Compensation Committee, which is comprised of two independent directors who are not employees of the Company (Messrs. Hightower and Ravindran). The Committee has sole authority, among other things, to designate participants to receive awards under the 1999 Plan, to determine the type of awards to be granted to participants under the 1999 Plan, to determine the terms and conditions of each award, and to interpret and administer the 1999 Plan.

Shares.   If an award entitles the participant to receive or purchase shares of Common Stock, the number of shares covered by the award or to which the award relates is deducted on the date of grant of the award from the total number of shares available for grant under the 1999 Plan. If shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then such shares will again be available for future distribution under the 1999 Plan. In the event of certain changes in the Company’s structure affecting the Common Stock, the Committee may make appropriate adjustments in the number of shares that may be awarded, the number of shares covered by options and other awards then outstanding under the 1999 Plan and, where applicable, the exercise price of outstanding awards under the 1999 Plan.

Participation.   Awards under the 1999 Plan may be made to employees of the Company or its affiliates of the Company who are selected by the Committee to receive an award. The number of participants participating in the 1999 Plan will vary from year to year. Currently, approximately 6,300 employees of the Company and its affiliates participate in the 1999 Plan. The 1999 Plan imposes no limit on the number of participants, and does not specify the type or amount of awards that may be granted to a single participant, except that no participant may receive stock options, SARs, restricted stock and/or other stock-based awards in any fiscal year of the Company for an aggregate of more than 1,000,000 shares under the Plan and no participant may receive performance-based awards not denominated in shares totaling more than $10,000,000 under the 1999 Plan. Accordingly, it is not possible to state the amount or type of awards that may be granted to any participant or group of participants.

Awards under the 1999 Plan.   The Committee has the authority to grant the following types of awards under the 1999 Plan: (1) non-qualified stock options, (2) stock appreciation rights, (3) restricted stock and restricted stock units, (4) other stock-based awards and/or (5) performance awards. Each of these awards may be granted alone, in conjunction with, or in tandem with, other awards under the 1999 Plan and/or awards outside the 1999 Plan.

1.    Stock Options.   Non-qualified stock options may be granted for such number of shares of Common Stock as the Committee may determine. Stock options are exercisable at such times and subject to such terms and conditions, including the option price and the term, as the Committee determines. The exercise price for any stock option may not be less than the fair market value of the Company’s Common Stock as of the date of grant. Unless otherwise determined by the Committee, payment of the option price may be in cash, with Common Stock of the Company having a fair market value equal to the option price, by delivery of irrevocable instructions to a financial institution pursuant to a cashless exercise program or by the withholding of shares otherwise issuable upon exercise of the option.

2.    Stock Appreciation Rights.   SARs may be granted independently of any stock option or in conjunction with all or part of a stock option and, if granted in tandem with a stock option, will be exercisable only when the underlying stock option is exercisable. Once a tandem SAR has been exercised, the portion of the stock option underlying the SAR terminates. Upon exercise of a SAR, the participant will be entitled to receive an amount in cash and/or in shares of Common Stock equal to the excess of the then fair market value of the stock over the base price, multiplied by the number of SARs being exercised.

3.    Restricted Stock and Restricted Stock Units.   Restricted stock and restricted stock units may be granted with such restrictions as the Committee may determine. During the restriction period, the restricted stock or restricted stock units remain subject to forfeiture.

4.    Other Stock-Based Awards.   The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Company’s Common Stock. Such awards will be made upon terms and conditions as the Committee may in its discretion provide.

5.    Performance Awards.   Certain awards under the 1999 Plan may be granted in a manner that is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). Such Performance-Based Awards will be based upon one or more of the following factors: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or an affiliate of the Company or a division of any such entity. With respect to Performance-Based Awards, (i) the Committee will establish in writing the objective performance-based goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period has elapsed) and (ii) no awards will be payable to any participant for a given period of service until the Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Non-Transferability.   Unless otherwise provided by the Committee, awards under the 1999 Plan are non-transferable during the lifetime of the participants.

Termination of Employment; Acceleration.   The 1999 Plan provides that, with respect to stock options granted pursuant to the 1999 Plan, unless otherwise determined by the Committee, (i) only options that are exercisable on the date of termination, death, disability or retirement may be subsequently exercised; (ii) upon a participant’s termination for cause, the participant’s stock options will terminate; (iii) if the participant is involuntarily terminated without cause or voluntarily resigns, vested stock options will be exercisable for a specified period of time following such termination; (iv) vested stock options generally are exercisable for the remaining term of the option following termination due to death or disability or for one year following retirement. The Committee may amend any stock option, SAR, restricted stock award, performance award or other stock-based award to accelerate the exercise or vesting date. The 1999 Plan provides that, upon a change of control of the Company, unvested stock options and SARs will become immediately exercisable and all restrictions applicable to other stock awards will be deemed to have been satisfied.

Amendment.   The Board may amend the 1999 Plan, but it may not, without approval of the stockholders, (i) increase the maximum number of shares of Common Stock that may be issued under the Plan or the number of shares of Common Stock that may be issued to any one participant, (ii) extend the term of the Plan or options or SARs granted under the Plan, (iii) grant options with an exercise price below the fair market value of the Common Stock on the date of grant, or (iv) take any other action that requires stockholder approval to comply with any tax or regulatory requirement.

Federal Income Tax Aspects

The following is a brief summary of the Federal income tax consequences of awards made under the 1999 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

Non-Qualified Stock Options.   No income is realized by the participant at the time a non-qualified stock option is granted. Generally upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

Stock Appreciation Rights.   No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant’s income by reason of the exercise. If the participant received common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under “Non-Qualified Stock Options.”

Restricted Stock and Restricted Stock Units.   A participant receiving restricted stock or restricted stock units generally will recognize ordinary income equal to the fair market value of the restricted stock or restricted stock units at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock or the units. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock or units are no longer subject to forfeiture, and the participant’s tax basis for such shares or units will generally equal the fair market value of such shares or units on such date.

However, with respect to restricted stock, a participant may elect, under Section 83(b) of the Internal Revenue Code of 1986 (as amended from time to time, the “Code”), within 30 days of the transfer of the stock, to recognize taxable ordinary income on the date of transfer equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant’s holding period will commence on the date of grant, the participant’s tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions), and no additional income will be recognized upon the lapse of restrictions on the shares. Likewise, the Company generally will be entitled to a deduction at the time of election equal to the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes only in an amount equal to the purchase price of the forfeited shares.

Other Stock-Based Awards.   Amounts received by a participant pursuant to the grant of any other stock-based award are generally taxed at ordinary rates when received. However, if such awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Code. Subject to Section 162(m) of the Code, the Company is generally allowed an income tax deduction, equal to the amount recognized as ordinary income by the participant, at the time such amount is taxed.

Parachute Payment.   If the exercisability of an option or the elimination of the restrictions on stock acquired under the 1999 Plan is accelerated or if a condition relating to the exercise of an option is eliminated as a result of a change in control of the Company, all or a portion of the value of the option or stock at that time may be a parachute payment for purposes of determining whether a 20 percent excise tax is payable by the recipient as a result of the receipt of an excess parachute payment pursuant to Section 4999 of the Code. The Company will not be entitled to a deduction for any amounts considered an excess parachute payment.

1999 Plan Benefits

Future benefits under the 1999 Plan are not currently determinable. However, awards granted to the Named Executive Officers (as defined below) and all other employees in 2004 would not have been greater if the Plan Amendments had been in effect at the time such awards were granted. Restricted stock awards granted to the Named Executive Officers in 2004 are set forth in the Summary Compensation Table. No stock options were granted to any of the Named Executive Officers during 2004.

On May 2, 2005, the closing sales price of our Common Stock on the Nasdaq National Market was $5.02 per share.

The Board of Directors recommends a vote FOR the approval of the amendments to the 1999 Plan.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

Executive Compensation Strategy

The Compensation Committee establishes the salaries and other compensation of the Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table included in this Proxy Statement (the “Named Executive Officers”). The Committee is comprised of three non-employee directors who the Board of Directors has determined are “independent” within the meaning of the applicable rules of the Nasdaq Stock Market. The Committee has a written charter adopted by the Board, which sets forth the procedures, authority and responsibilities of the Committee.

In 2004 the Company and the domestic airline industry in general continued to incur significant financial losses. The Company reported a net loss of $727 million (without unusual items) for 2004 and, together with the other five largest U.S. airlines, reported combined net losses of $5.97 billion (without unusual items) for the year. The industry losses that began in 2001 following the September 11, 2001 terrorist attacks and a downturn in the U.S. economy continued in 2004 as a result of aggressive industry price competition and the rapid growth of low cost airlines. In addition, the industry continued to suffer in 2004 from the highest oil prices in recent history. As a result of these adverse economic conditions, a number of airlines have filed for bankruptcy protection. At the end of 2004 United Airlines, the world’s second largest airline, had still not emerged from bankruptcy, and US Airways had filed for Chapter 11 reorganization for a second time in two years. Several other Chapter 11 bankruptcy filings by U.S. airlines occurred in 2004.

Over the past several years, the Company has taken aggressive steps to mitigate the impact of these adverse industry trends on its operating results and financial condition. In 2002 and 2003, those steps included a reduction in scheduled capacity, reductions in the work force, closure of maintenance facilities, flight crew bases, reservations and sales facilities and deferrals and cancellations of discretionary and non-operationally critical spending. In 2004 the Company continued its efforts to reduce its non-labor costs by minimizing all non-critical spending. In addition, as described above under the heading “Item 3—Approval of Amended and Restated Northwest Airlines Corporation 1999 Stock Incentive Plan,” the Company entered into the Pilot Bridge Agreement in October 2004 that provides for annual pay and benefit reductions for its pilot employees totaling approximately $265 million, and also implemented in December 2004 pay and benefit reductions for its management employees that will result in annual cost savings for the Company totaling approximately $35 million. Despite the labor cost reductions implemented for pilot and management employees in 2004, the wages and benefits of the Company’s pilots and its other represented employee groups continue to be higher than those of the Company’s competitors, including American Airlines and United Airlines. The Company is currently in negotiations with each of its unions and has indicated that wages and benefits for the employees represented by these unions must be reduced to competitive levels in order for the Company to be able to compete effectively.

Given the difficult industry environment and the continued financial pressures facing the Company, the Committee is presented with a challenge—to adopt executive compensation policies that provide incentives for and assist in the retention of the Company’s senior management team and that at the same time are consistent with the Company’s need to restructure its labor costs. This challenge is exacerbated given that the total cash compensation paid to the Company’s Named Executive Officers is significantly less than that paid to comparable executives by other companies with which the Company competes for executive talent. In addition, in connection with the pay and benefit reductions implemented for management employees in December 2004, the Company reduced the salaries of the Named Executive Officers by 15% effective December 1, 2004 and agreed to reduce by 15% the 2005 and 2006 target incentive payments for participants in the annual incentive compensation plan.

Discussion

Executive Compensation Limitations under the Emergency Wartime Supplemental Appropriations Act of 2003.   In order to ensure the Company’s compliance with the executive compensation limitations under the Emergency Wartime Supplemental Appropriations Act of 2003 (the “Supplemental Funding Act”), the Company was not able to pay to Messrs. Steenland and Anderson during the 12-month period beginning April 1, 2003 (the “Restricted Period”) compensation that each executive was entitled to receive. Messrs. Steenland and Anderson each incurred reductions in total compensation of approximately $542,000 and $619,000, respectively, including a $45,000 salary reduction during the first three months of 2004. Under the legislation, certain U.S. airlines, including the Company, received reimbursement from the federal government for security fees previously remitted to the Transportation Security Administration (the “TSA”) and for costs associated with the reinforcement of aircraft cockpit doors since the 2001 terrorist attacks. As a condition to receiving such reimbursement, the Company entered into an agreement with the TSA (the “TSA Agreement”), pursuant to which the Company agreed not to provide total cash compensation to either of the Company’s two most highly-compensated Named Executive Officers (Messrs. Steenland and Anderson) during the Restricted Period in an amount more than the annual salary paid to such executive in 2002. The agreement provides that if the Company violates the agreement, the Company will be required to return up to all of the assistance amounts paid to the Company under the Supplemental Funding Act (approximately $209 million). Under the terms of the TSA Agreement, the total cash compensation (excluding awards of stock and stock options, health benefits, life insurance benefits and retirement benefits) paid to each of Messrs. Steenland and Anderson during the Restricted Period may not be more than $500,000.

Base Salary.   Base salaries for our executives are established based on the scope of their responsibilities and the competitive salary levels paid by other companies for similar positions. Base salaries are reviewed annually and are adjusted from time to time to recognize outstanding individual performance, promotions and competitive compensation levels. The salaries we paid to the Named Executive Officers for the past three years are shown in the Summary Compensation Table.

Annual Incentive Compensation.   Each of the Named Executive Officers participates in the Company’s annual cash incentive plan. The Company’s annual cash incentive plan provides for the payment of cash incentive awards to participants only if certain pre-established corporate and individual goals are achieved for the year. The corporate component of the incentive plan requires that the Company achieve a pre-determined level of income contribution, which is established by the Committee based on the Company’s operating budget for the year, as approved by the Board of Directors. The income contribution formula is designed to include those income and expense elements that management has the ability to influence. The individual component is based on the participant’s performance relative to his or her individual performance objectives for the year, which are weighted to reflect their relative priority. Each year, the Chief Executive Officer establishes the individual performance objectives for each of the executives reporting to him, and the Committee establishes the individual performance objectives for the Chief Executive Officer. For the Named Executive Officers the corporate and individual goals are assigned weightings of 75% and 25%, respectively. The target incentive payment is 100% of salary for the Chief Executive Officer and 60% of salary for each of the other Named Executive Officers. The incentive payment in any year can increase to a maximum of two times the target incentive payment depending on performance relative to the corporate and individual goals; however, any payment above the target amount is subject to the Company achieving a minimum profitability threshold for the year that is established based on the Company’s operating budget. The Company satisfied its income contribution goal for 2004; however, each of the Named Executive Officers elected to forego the payments that were otherwise payable to such officer under the 2004 annual cash incentive plan. In connection with the Pilot Bridge Agreement entered into with ALPA, the Company agreed to reduce the 2005 and 2006 target incentive payments for participants in the annual incentive compensation plan, including the target incentive payments for each of the Named Executive Officers.

Long Term Incentive Compensation.   Under the Company’s stock incentive plans, the Compensation Administration Subcommittee (the “Subcommittee”) may grant restricted stock, stock options and other stock based awards to officers and key employees of the Company and its affiliates. This equity participation is designed to align the interests of the employees receiving stock awards and the Company’s stockholders over the long term and is used as a retention tool. The Company’s long-term equity-based compensation program for executive officers consists primarily of restricted stock, restricted stock units and stock option grants that vest over a multi-year period. Award levels under the Company’s stock incentive plans are set with regard to competitive considerations, and each individual’s actual award is based upon the individual’s performance, potential for increased responsibility and contributions, leadership ability and commitment to the Company’s strategic efforts. The Subcommittee approved a restricted stock or phantom stock award to each of the Named Executive Officers in April 2004 and a restricted stock award to Messrs. Steenland, Griffin, Haan and Roberts in November 2004 in connection with the promotion of Messrs. Steenland and Roberts and the assignment of additional responsibilities to Messrs. Griffin and Haan. The restricted stock and phantom stock awards were granted under the Company’s 1999 Stock Incentive Plan. The value of the restricted stock and phantom stock awards based on the closing price of the Common Stock on the dates of grant is shown in the “Restricted Unit Awards” column of the Summary Compensation Table. The restricted and phantom stock granted in April 2004 vests in three equal annual installments beginning on the first anniversary of the grant date and the restricted stock granted in November 2004 vests in six equal installments on each six month anniversary of the grant date so long as the executive remains employed by the Company on the applicable vesting dates. The restricted stock award granted to Mr. Anderson in April 2004 was canceled in accordance with its terms on November 1, 2004, the date of his termination of employment.

In January 2003, the Board of Directors adopted the Northwest Airlines, Inc. 2003 Long Term Incentive Compensation Program (the “Long Term Incentive Plan”), under which the Committee is authorized to grant to officers of the Company, including the Named Executive Officers, cash incentive awards under which payouts will be made based on the Company’s rank among its industry peers relative to average operating margin performance during a two-year performance period and the Company’s achievement of a net profitability threshold in each year of the performance period. Target payout amounts under the Long Term Incentive Plan are established as a percentage of the officer’s annual salary. The Committee approved the grant of awards to each of the Named Executive Officers under the Company’s Long Term Incentive Plan for the two-year performance period ending December 31, 2005. Estimated future payouts under the awards will not occur until 2006 and are shown in the “Long Term Incentive Plan Awards in 2004” table included in this Proxy Statement.

In 2000, the Board of Directors adopted the Northwest Airlines Corporation E-Commerce Incentive Compensation Program (the “E-Commerce Plan”) as an incentive to management to create, develop and maximize the value of certain equity investments of the Company. The program has been highly successful for the Company. Management of the Company has been instrumental in developing a number of e-commerce or internet-based businesses, including Orbitz, LLC and Hotwire, Inc. To date, as a result of the sale of a number of these investments, the Company has generated aggregate cash proceeds of approximately $190 million and a return on the group of investments of approximately 442%. The $190 million in cash proceeds is separate and apart from the revenues generated by the Company’s operations. Under the E-Commerce Plan, 200 Points or 20% of the value of the investments in excess of the cost of such investments plus a minimum compounded annual return of 15% was set aside for awards to key employees of the Company. In April 2004 the Committee approved awards to Messrs. Steenland (40

Points), Griffin (20 Points), Haan (20 Points) and Anderson (55 Points). The awards vest, subject to the executive’s continued employment and the achievement of a financial target related to the Company’s e-commerce revenues, in three equal installments on the first, second and third anniversaries of the grant date. Estimated future payouts under the awards are shown in the “Long Term Incentive Plan Awards in 2004” table included in this Proxy Statement. The E-Commerce Plan award granted to Mr. Anderson in April 2004 was canceled in accordance with its terms on November 1, 2004, the date of his termination of employment.

2004 CEO Compensation.   In 2004, Mr. Steenland received $472,649 in base salary, $27,351 less than in 2003. In addition, in 2004 Mr. Steenland did not accept receipt of $533,250 in incentive compensation, which was earned and payable under the Company’s annual cash incentive plan. In addition, during the first three months of 2004, Mr. Steenland’s base salary was reduced by $45,000 to ensure the Company’s compliance with the executive compensation limitations under the TSA Agreement. Mr. Steenland’s current base salary is $573,750. Effective December 1, 2004, Mr. Steenland’s base salary was reduced by 15% as part of the pay and benefit reductions implemented for pilot and management employees in connection with the Bridge Agreement. Prior to this 15% reduction, effective October 1, 2004 Mr. Steenland’s base salary was increased to $675,000 in recognition of his promotion to the Chief Executive Officer position, the combining of the President and Chief Executive Officer positions into one position, and the fact that Mr. Steenland had not received a base salary increase since 1999 when he was an Executive Vice President of the Company. In establishing Mr. Steenland’s base salary, the Committee also considered the base salary levels of the Chief Executive Officers of other companies with which the Company competes for executive talent. As discussed above under “Long Term Incentive Compensation,” Mr. Steenland was awarded two restricted stock awards in 2004, which are shown in the “Restricted Unit Awards” column of the Summary Compensation Table. The award granted in November 2004 was in recognition of Mr. Steenland’s promotion and his assumption of the responsibilities of both President and Chief Executive Officer, positions that were previously held by Mr. Steenland and Mr. Anderson, respectively. The dollar value of these awards does not represent cash payments to Mr. Steenland. These awards vest over a number of years and their ultimate value, when vested, is therefore uncertain. In addition, in 2004 Mr. Steenland received an award under the Long Term Incentive Plan and an award under the E-Commerce Plan.

Compliance with the $1 Million Limit on Deductible Compensation.   In adopting compensation programs for the Company’s executives, the Committee considers the effects of section 162(m) of the Internal Revenue Code, which denies publicly held companies a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to their chief executive officer or any of the four other most highly compensated executive officers employed on the last day of the year. Certain “performance based” compensation is not, however, subject to the limitation on deductibility, provided that certain stockholder approval and independent director requirements are satisfied.

To the extent consistent with the Company’s compensation policies and the Committee’s assessment of the interests of stockholders, the Company designs its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. However, the Committee balances the costs and burdens involved in compliance with the limitations for deductibility contained in Section 162(m) against the value of the tax benefits to be obtained by the Company by such compliance, and in some instances may pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

Compensation Committee
Dennis F. Hightower (Chairman)
Frederic V. Malek
V. A. Ravindran

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Salary(1)		Bonus		Other Annual Compensation(2)	Restricted Stock Awards(3)	Shares Underlying Options	LTIP Payouts		All Other Compensation(4)
	$		$		$	$	#	$		$
Douglas M. Steenland President & Chief Executive Officer(5)
2004	472,649	(6)	—		71,040	2,964,000	—	769,216	(7)	144,575
2003	500,000		—		170	1,415,700	368,453	192,200	(7)	10,000
2002	500,000		200,000		57,103	1,436,100	—	—	(7)	75,000
J. Timothy Griffin Executive Vice President—Marketing & Distribution
2004	434,212		—		37,161	1,778,500	—	787,716	(7)	226,821
2003	425,000		—		3,013	1,361,250	138,541	126,852	(7)	70,000
2002	420,828		127,500		3,400	—	—	116,424	(7)	—
Philip C. Haan Executive Vice President—International, Alliances & Information Services
2004	434,212		—		29,213	1,778,500	—	787,716	(7)	28,971
2003	425,000		—		2,485	1,361,250	141,328	126,852	(7)	—
2002	420,828		127,500		3,897	—	—	116,424	(7)	—
Bernard L. Han Executive Vice President & Chief Financial Officer(8)
2004	422,336		100,000	(9)	3,340	527,000	—	12,036	(7)	26,164
2003	425,000		100,000	(9)	811	816,750	—	126,852	(7)	39,054
2002	74,101		326,563	(9)	128	58,200	150,000	116,424	(7)	13,336
Andrew C. Roberts Executive Vice President—Operations(10)
2004	365,468		—		882	1,482,000	—	—		—
Richard H. Anderson Chief Executive Officer(11)
2004	394,416	(6)	—		83,174	1,844,500	—	769,216	(7)	16,200
2003	500,000		—		546	1,905,750	376,687	192,200	(7)	10,000
2002	500,000		250,000		71,638	1,941,150	—	—	(7)	80,000

  (1)  Current annual base salaries for the Named Executive Officers are as follows: Mr. Steenland ($573,750); Mr. Griffin ($446,250); Mr. Haan ($446,250); Mr. Han ($361,250) and Mr. Roberts ($361,250).

  (2)  The 2004 amount for Mr. Anderson includes perquisites totaling $52,301 provided to Mr. Anderson in 2004, including medical expense reimbursement payments ($18,259) and complimentary travel privileges provided to individuals on behalf of Mr. Anderson ($22,828). The remaining 2004 amounts for Mr. Anderson and all amounts for each other Named Executive Officer represent tax reimbursement payments.

  (3)  The amounts in this column do not represent cash payments to the Named Executive Officers. Rather, the amounts shown for 2004 represent (i) the dollar value of restricted stock awards granted to Mr. Steenland (150,000 shares), Mr. Griffin (125,000 shares), Mr. Haan (125,000 shares), Mr. Han (50,000 shares), and Mr. Anderson (175,000 shares) in April 2004 based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($10.54), (ii) the dollar value of phantom stock units granted to Mr. Roberts (75,000 units) in April 2004 based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($10.54), and (iii) the dollar value of restricted stock awards granted to Mr. Steenland (150,000 shares), Mr. Griffin (50,000 shares), Mr. Haan (50,000 shares), and Mr. Roberts (75,000 shares) in November 2004 based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($9.22). Under the terms of the April 2004 restricted stock awards and the April 2004 phantom stock unit award to Mr. Roberts, the shares of Common Stock or units (as applicable) will vest in three equal annual installments beginning on the first anniversary of the grant date so long as the executive remains employed by the Company on the applicable vesting date. Under the terms of the November 2004 restricted stock awards, the shares of Common Stock will vest in six equal installments on each six month anniversary of the grant date so long as the executive remains employed by the Company on the applicable vesting date. The aggregate number of shares of restricted stock and phantom stock units granted to the Named Executive Officers over a number of years and held by such officers on December 31, 2004, and the dollar value of such shares and units based on the closing price of our Common Stock on December 31, 2004 ($10.93) was: Mr. Steenland, 539,166 shares ($5,893,084); Mr. Griffin, 258,333 shares ($2,823,580); Mr. Haan, 258,333 shares ($2,823,580); Mr. Han,

110,000 shares ($1,202,300); and Mr. Roberts, 204,500 shares and units ($2,235,185). No dividends are paid during the restricted period on any phantom stock or restricted shares.

The 2003 amounts represent the dollar value of restricted stock awards granted to Messrs. Steenland (130,000 shares), Griffin (125,000 shares), Haan (125,000 shares), Han (75,000 shares) and Anderson (175,000 shares) in July 2003 based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($10.89). Under the terms of the restricted stock awards, the shares of Common Stock vest in three equal annual installments beginning on July 3, 2004 so long as the executive remains employed by the Company on each vesting date.

The 2002 amounts represent the dollar value of two restricted stock awards granted in January 2002 and November 2002 to Messrs. Steenland and Anderson based on the per share closing price of Common Stock on the Nasdaq National Market on each date of grant ($15.81 and $8.52, respectively), and a restricted stock award granted in October 2002 to Mr. Han based on the per share closing price of Common Stock on the date of grant ($5.82). Under the terms of each restricted stock award, the shares of Common Stock subject to the January 2002 awards granted to Messrs. Steenland (10,000 shares) and Anderson (15,000 shares) will vest in full on May 18, 2005, the shares subject to the November 2002 awards granted to Messrs. Steenland (150,000 shares) and Anderson (200,000 shares) vest in four equal annual installments beginning on February 1, 2004, and the shares subject to the award granted to Mr. Han (10,000 shares) vest in full on October 14, 2006, in each case so long as the executive remains employed by the Company on such dates.

All unvested shares of restricted stock and phantom stock held by Mr. Anderson on November 1, 2004, the date of his termination of employment, were canceled as of such date in accordance with the terms of such awards. All unvested shares of restricted stock held by Mr. Han on May 15, 2005, the date of his termination of employment, were canceled as of such date in accordance with the terms of such awards.

  (4)  The 2004 amounts include premiums paid by the Company on life insurance policies obtained for the benefit of Mr. Steenland ($71,652), Mr. Griffin ($36,652), Mr. Haan ($28,971), and Mr. Anderson ($16,200); and reimbursement of relocation expenses for Mr. Han ($26,164). In addition, the 2004 amount shown for Mr. Steenland includes compensation paid by MAIR Holdings, Inc. (“MAIR Holdings”), the parent company of Mesaba Aviation, Inc., to Mr. Steenland in 2004 for service on the Board of Directors of that company, including cash retainer fees ($23,000) and the Black-Scholes value on the date of grant of options to purchase 15,000 shares of common stock of MAIR Holdings ($49,923). The options have a ten-year term and an exercise price equal to the fair market value of the common stock on the grant date ($8.28). The options vest in full on the first anniversary of the date of grant. Mr. Steenland has been designated by Northwest Airlines to serve as a director of MAIR Holdings pursuant to Northwest Airlines’ airline services agreements with Mesaba. The 2004 amount shown for Mr. Griffin includes (i) compensation paid by Orbitz, Inc. (“Orbitz”) to Mr. Griffin in 2004 for service on the board of directors of that company, including cash retainer fees ($18,207), fees for attendance at Orbitz board and board committee meetings ($28,500), and the Black-Scholes value on the date of grant of options to purchase 5,892 shares of class A common stock of Orbitz ($70,000), and (ii) compensation paid by Pinnacle Airlines Corp. (“Pinnacle”) to Mr. Griffin in 2004 for service on the board of directors of that company, including cash retainer fees ($25,000), fees for attendance at Pinnacle board and board committee meetings ($8,250), the value of 1,800 shares of restricted stock of Pinnacle ($19,512) based on the per share closing price of the stock on the date of grant ($10.84), and the Black-Scholes value on the date of grant of options to purchase 3,600 shares of common stock of Pinnacle ($20,700). The Orbitz options had a ten-year term and an exercise price equal to the fair market value of the common stock on the grant date ($20.46 per share), and became exercisable as to 50% of the shares covered by the options on the grant date and the remaining 50% one year thereafter. The Pinnacle options have a ten-year term and an exercise price equal to the fair market value of the common stock on the grant date ($10.23 per share), and become exercisable in full on the first anniversary of the grant date. Mr. Griffin had been designated by Northwest Airlines to serve as a director of Orbitz pursuant to the Amended and Restated By-laws of Orbitz and resigned from the Board of Directors of Orbitz effective November 12, 2004 in connection with Northwest Airlines’ sale to Cendant Corporation of its shares of Orbitz capital stock in a tender offer by Cendant to purchase all of the outstanding shares of class A and class B common stock of Orbitz. All unvested stock options in Orbitz held by Mr. Griffin terminated upon completion of the tender offer. Mr. Griffin has been designated by Northwest Airlines to serve as a director of Pinnacle pursuant to the terms of the series A preferred stock of Pinnacle held by Northwest Airlines.

  (5)  Mr. Steenland was elected President & Chief Executive Officer of the Company effective October 1, 2004.

  (6)  As a result of the executive compensation limitations contained in the TSA Agreement (see “Report of the Compensation Committee on Executive Compensation” above), the annual base salaries of Messrs. Steenland and Anderson, who were the Company’s two most highly compensated executives in 2002, were reduced during the first three months of 2004 by $45,000 each.

  (7)  The 2004 amounts for Messrs. Steenland, Griffin, Haan and Anderson include the dollar value of shares of common stock of Orbitz, Inc. distributed to each executive in June 2004 in partial settlement of previously granted awards under the Company’s E-Commerce Plan. Such amount was $769,216 for each of these executives and is based on the average of the high and low sales prices of Orbitz common stock on June 14, 2004. In addition, in April 2004 Messrs. Griffin and Haan each received a cash payment in the amount of $18,500 in settlement of the vested portion (75%) of the redemption amount payable pursuant to the E-Commerce Plan resulting from Northwest Airlines’ sale of shares of Orbitz capital stock in connection with the initial public offering of Orbitz (the “Orbitz IPO”). The remaining 25% of such redemption amount vested on January 15, 2005 and earned compounded annual interest at a rate of 7% from the date of Northwest Airlines’ sale of the Orbitz shares (December 19, 2003) to the payment date. The 2004 amount for Mr. Han reflects Mr. Han’s vested portion (50%) as of December 31, 2004 of the redemption amount payable with respect to the sale by Northwest Airlines of Orbitz capital stock in connection with the Orbitz IPO. The remaining 50% of such redemption amount would have vested in two equal installments on October 14, 2005 and October 14, 2006, subject to his continued employment on such dates, and would have earned interest at 7% from December 19, 2003 to each payment date; however, as a result of Mr. Han’s termination of employment on May 15, 2005, these amounts were canceled as of May 15, 2005 in accordance with the terms of his award. A cash payment of $18,053 was also payable to

Messrs. Steenland and Anderson in January 2004; however, the Company was not able to make the payment to the two executives due to the executive compensation limitations under the TSA Agreement.

In addition, Messrs. Steenland, Griffin, Haan, Han and Anderson were each previously granted phantom stock unit awards (the “Phantom Stock Unit Awards”) pursuant to the Company’s stock incentive plans under which, if certain established performance standards for each two-year performance period are satisfied, a number of units will vest under each award as of the end of the applicable performance period. Each unit represents, when vested, the right to receive a cash payment equal to the average closing price of a share of Common Stock for the ten trading days immediately preceeding June 1 of the year following the applicable performance period. The Subcommittee will determine, prior to June 1, 2005, whether the performance standards for the two-year performance period ending December 31, 2004 have been satisfied. However, because the maximum performance targets were satisfied for prior performance periods and a sufficient number of units have been designated as accrued units, the following units will vest regardless of whether the performance standards for the two-year performance period ending December 31, 2004 are determined to have been satisfied: Mr. Steenland (20,000 units) and Messrs. Griffin, Haan and Han (13,200 units each). The per share closing price of Common Stock on the Nasdaq National Market on December 31, 2004 was $10.93. All unvested phantom stock units held by Mr. Anderson on November 1, 2004, the date of his termination of employment, were canceled as of such date in accordance with the terms of such awards.

The 2003 amounts for Messrs. Steenland, Griffin, Haan, Han and Anderson represent cash payments to such executives in June 2004 pursuant to the Phantom Stock Unit Awards in settlement of units that vested as of December 31, 2003 based on the Company’s satisfaction of the performance standards for the two year performance period ending December 31, 2003 (20,000 units for Messrs. Steenland and Anderson and 13,200 units for Messrs. Griffin, Haan and Han).

The 2002 amounts for Messrs. Griffin, Haan and Han represent cash payments in April 2004 pursuant to the Phantom Stock Unit Awards in settlement of units that vested as of December 31, 2002 based on the Company’s satisfaction of the performance standards for the two-year performance period ending December 31, 2002 (13,200 units for each executive). In June 2003, Messrs. Steenland and Anderson were each entitled to receive cash payments equal to $176,400 under such awards in settlement of units that vested for the two-year performance period ending December 31, 2002; however, because of the executive compensation limitations contained in the TSA Agreement, the Company did not make any payments to Mr. Steenland or Mr. Anderson in settlement of such units. See “Report of Compensation Committee on Executive Compensation” above for a discussion of the executive compensation limitations under the TSA Agreement. Because of uncertainty as to the application of the limitations in a hypothetical situation in which Mr. Steenland and/or Mr. Anderson were not to remain executives of the Company through the entire Restricted Period, the Company did not pay until April 2004 the payments to Messrs. Griffin, Haan and Han that would have been payable to such executives in June 2003.

  (8)  Mr. Han resigned from his position as Executive Vice President & Chief Financial Officer on May 2, 2005 and his employment with the Company terminated on May 15, 2005.

  (9)  In connection with Mr. Han’s joining the Company in October 2002, the Company agreed to pay him a signing bonus equal to $300,000 at the time he joined the Company and annual retention payments equal to $100,000 on December 31 of 2003, 2004, 2005, 2006 and 2007 so long as he was employed by the Company on such dates. As described in footnote (6) above, because of the executive compensation limitations contained in the TSA Agreement, the Company elected not to pay any of the Named Executive Officers amounts that could be in excess of the executive compensation limitations contained in the TSA Agreement. As a result, the amount that would have been payable to Mr. Han on December 31, 2003 was paid to him in April 2004. The 2002 amount shown for Mr. Han represents his $300,000 signing bonus and his pro-rated incentive compensation for 2002 under the Company’s annual cash incentive plan in the amount of $26,563.

(10)  Mr. Roberts was elected Executive Vice President—Operations effective October 1, 2004.

(11)  Mr. Anderson’s resignation from his position as Chief Executive Officer of the Company became effective on October 1, 2004, and his employment with the Company terminated on November 1, 2004.

Stock Option Exercises in 2004 and December 31, 2004 Stock Option Values

	Shares		Number of Securities Underlying Unexercised Options Held		Value of Unexercised In-the-Money Options
	Acquired On	Value	At December 31, 2004 (#)		At December 31, 2004(1)($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas M. Steenland	—	—	92,114	276,339	241,799	725,390
J. Timothy Griffin	34,636	168,359	—	103,905	—	272,751
Philip C. Haan	—	—	35,332	105,996	92,747	278,240
Bernard L. Han	—	—	75,000	75,000	391,875	391,875
Andrew C. Roberts	—	—	17,493	52,479	45,919	137,757
Richard H. Anderson	94,172	111,914	—	—	—	—

(1)     Based on the per share closing price of Common Stock ($10.93) on the Nasdaq National Market on December 31, 2004 minus the exercise price of such options.

Long Term Incentive Plan Awards in 2004

	Number of Shares, Units or		Performance or Other Period Until Maturation or	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Other Rights		Payout	Threshold ($)	Target ($)		Maximum ($)
Douglas M. Steenland		(1)	4/1/04 – 12/31/05	286,875	573,750		1,147,500
	40 Points	(2)	4/23/04 – 1/15/05	—	138,753 per Point	(3)	—
J. Timothy Griffin		(1)	4/1/04 – 12/31/05	156,188	312,375		624,750
	20 Points	(2)	4/23/04 – 1/15/05	—	138,753 per Point	(3)	—
Philip C. Haan		(1)	4/1/04 – 12/31/05	156,188	312,375		624,750
	20 Points	(2)	4/23/04 – 1/15/05	—	138,753 per Point	(3)	—
Bernard L. Han		(1)	4/1/04 – 12/31/05	126,438	252,875		505,750
Andrew C. Roberts		(1)	1/1/04 – 12/31/05	90,313	180,625		361,250
Richard H. Anderson		(1)	4/1/04 – 12/31/05	375,000	750,000		1,500,000
	55 Points	(2)	4/23/04 – 4/23/07	—	138,753 per Point	(3)	—

(1)          The amounts set forth in these rows represent the potential payout of awards granted under the Company’s Long Term Incentive Plan for the performance period beginning January 1, 2004 and ending December 31, 2005. The amounts shown are based on the executives’ salary levels in effect during 2004. Payouts are based on the Company’s rank (#3—threshold, #2—target, or #1—maximum) among its industry peers in average operating margin during the two years included in the performance period and the Company’s achievement of a net profitability threshold in each year included in the performance period. Payout is also contingent upon each participant maintaining a minimum individual performance rating during the performance period. The award granted to Mr. Anderson was canceled in accordance with its terms on November 1, 2004, the date of his termination of employment.

(2)          In April 2004, the Company made awards pursuant to the Company’s E-Commerce Plan to Messrs. Steenland, Griffin, Haan and Anderson relating to equity investments by Northwest Airlines in a number of e-commerce or internet-based businesses. Each Point represents, when vested, the right to receive a payment (in cash or shares of the business covered by the applicable award, at the option of the Company) equal to 0.1% of the market value attributable to the group of investments for which the Points were awarded. The Points subject to each award will vest, subject to the executive’s continued employment and the achievement of a financial target related to the Company’s e-commerce revenues, in three equal installments on the first, second and third anniversaries of the grant date. The payout of vested Points will occur upon a disposition of the Company’s interests in the investments, a redemption election by the executive as to such executive’s unredeemed vested Points which relate to “liquid” investments, or ten years after the date of grant, whichever is earlier. The award granted to Mr. Anderson remained unvested on November 1, 2004, the date of his termination of employment, and was therefore canceled as of such date in accordance with its terms.

(3)          The amount per Point represents the potential aggregate payout amount per Point under the awards described in footnote (2) above attributable to the disposition of Northwest Airlines’ investment in Orbitz, one of the e-commerce businesses covered by the awards. In November 2004, Northwest Airlines sold its shares of common stock of Orbitz to an indirect wholly owned subsidiary of Cendant Corporation in connection with a tender offer to purchase all of the outstanding shares of class A and class B common stock of Orbitz. As a result of such sale, the redemption amounts with respect to the disposition of the Northwest Airlines’ shares in Orbitz became fixed and, subject to satisfaction of the vesting conditions, the amounts shown in the “Target” column will become payable to the Named Executive Officer in cash in three equal annual installments beginning on the first anniversary of the date of grant of the applicable award, with 7% compounded annual interest on each such installment accruing from November 12, 2004 to each payment date. The estimated future payments relating to the remaining e-commerce business are not presently determinable. As stated in note (2) above, upon Mr. Anderson’s termination of employment on November 1, 2004, the award granted to Mr. Anderson was canceled in accordance with its terms.

Pension Plans

Adjusted Final Average Earnings Program

The Company maintains the Northwest Airlines Pension Plan for Salaried Employees (the “Salaried Pension Plan”), a non-contributory pension plan that covers eligible management employees of Northwest Airlines and certain affiliated companies, including each of the Named Executive Officers. Historically, benefits under the Salaried Pension Plan have been computed under an adjusted final average earnings formula. Annual benefits under this formula are generally determined by multiplying a participant’s final average annual compensation by 60% and reducing this amount by an offset for social security benefits payable to the participant and for service of less than 30 years. Final average earnings is the average of the employee’s highest 60 consecutive months of total annual cash compensation (including base salary and eligible cash incentive compensation).

Federal laws place limitations on compensation amounts that may be included under the Salaried Pension Plan. In 2004, up to $205,000 in base salary and eligible incentive compensation could be included in the calculation under the plan. Compensation and benefit amounts that exceed the applicable federal limitations are paid under the Northwest Airlines Excess Pension Plan for Salaried Employees (the “Excess Pension Plan”). This plan is a noncontributory plan and has historically used the same adjusted final average earnings formula as the Salaried Pension Plan.

As of December 31, 2004, the credited years of service under the Salaried Pension Plan and the Excess Pension Plan for Messrs. Steenland, Griffin, Haan and Roberts were 13.5, 11.6, 13.8 and 7.4, respectively. Mr. Anderson had 14.1 credited years of service under the Salaried Pension Plan and the Excess Pension Plan as of November 1, 2004, the date on which his employment with Northwest Airlines terminated. The table below shows the estimated combined annual pension benefit as of December 31, 2004, which would be payable using the adjusted final average earnings formula to participants (including the Named Executive Officers other than Mr. Han) under the Salaried Pension Plan and the Excess Pension Plan. Since Mr. Han was not employed by the Company on January 1, 2001, his benefits under the Salaried Pension Plan and the Excess Pension Plan will be calculated under the cash balance program described below. The benefit levels in the table assume retirement at age 65, the credited years of service shown and payment in the form of a single life annuity.

	Annual Pension Benefits
Final Average Annual Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 400,000	$116,701	$155,601	$194,501	$233,401	$233,401
$ 600,000	176,701	235,601	294,501	353,401	353,401
$ 800,000	236,701	315,601	394,501	473,401	473,401
$1,000,000	296,701	395,601	494,501	593,401	593,401
$1,200,000	356,701	475,601	594,501	713,401	713,401
$1,400,000	416,701	555,601	694,501	833,401	833,401
$1,600,000	476,701	635,601	794,501	953,401	953,401
$1,800,000	536,701	715,601	894,501	1,073,401	1,073,401
$2,000,000	596,701	795,601	994,501	1,193,401	1,193,401

Cash Balance Program

The Salaried Pension Plan was amended in 2001 to convert the Plan to a cash balance design. This change is effective for all active employees in a salaried position as of January 1, 2001 and for any employee hired after that date. All active employees in a salaried position as of January 1, 2001 will receive the higher of their pension benefit calculated under the Salaried Pension Plan after conversion and the benefit calculated under the adjusted final average earnings formula. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Following each semi-monthly pay period, a participant’s cash balance account is credited with a pay credit based on the participant’s age, years of service and recognized earnings for the pay period in accordance with the following schedule:

Sum of Age and Years of Service	Pay Credits as a Percent of Salary and Bonus
Less than 30	6%
30 to 39	7%
40 to 49	8%
50 to 59	10%
60 to 69	12%
70 to 79	15%
80 and over	18%

In addition, on the last day of each month participants’ accounts are credited with interest at an annual rate of 1% over the one-year U.S. Treasury bill rate or a minimum rate of 3.5% (3.5% for 2004). Vested benefits under either the cash balance formula or the final average earnings formula of the Salaried Pension Plan are payable to participants upon termination of their employment with the Company in the form of a lump sum or monthly annuity payments.

The Excess Pension Plan and the SERP (as defined below) were amended for active employees in a salaried position participating in such plans as of January 1, 2001 and for new participants thereafter to convert each plan to a cash balance design in the same manner as under the Salaried Pension Plan. Under the plan amendments, vested pension benefits under the Excess Pension Plan and the SERP are payable as a lump sum upon the participant’s termination of employment. All benefits under the Excess Pension Plan and the SERP are unfunded and are payable by the Company from its general assets.

SERP

The Company has agreed to supplement the pension benefits of each of the Named Executive Officers under the Company’s Supplemental Executive Retirement Plan (the “SERP”). Under prior arrangements with Messrs. Steenland and Anderson, the Company agreed to grant each of these executives an additional 10 credited years of service during a five-year period. Under the SERP the Company also has agreed to define final average compensation for purposes of determining pension benefits under the adjusted final average earnings formula for each of the Named Executive Officers as the average of the executive’s monthly earnings for the highest 36 months (whether or not consecutive) during the executive’s employment. In addition, the Company agreed to supplement the pension benefits of each of the Named Executive Officers under the SERP as follows: Messrs. Steenland and Anderson were granted over a five year period beginning April 1, 2001 pay credits under the cash balance formula equal to two times those earned in the Salaried Pension Plan (or, under the adjusted final average earnings formula, up to five additional credited years of service), Messrs. Griffin and Haan were granted over a five year period beginning June 1, 2001 pay credits under the cash balance formula equal to three times those earned in the Salaried Pension Plan (or, under the adjusted final average earnings formula, up to ten additional credited years of service), and Messrs. Han and Roberts were granted over a five year period beginning December 1, 2002 pay credits three times those earned in the Salaried Pension Plan. In each case, the additional pay credits or credited years of service will be granted to the executive only so long as the executive remains employed by the Company during the referenced period, and, in the case of Mr. Steenland, if his employment is terminated in certain circumstances (see “Employment Agreements” below).

Total Pension Benefits

The estimated total annual pension benefits payable to the Named Executive Officers under the Salaried Pension Plan, the Excess Pension Plan and the SERP if they continue to receive their current base salary and target annual incentive compensation and retire at age 65 is as follows: Mr. Steenland, $947,417; Mr. Griffin, $559,457; Mr. Haan, $555,258; Mr. Han, $460,701; and Mr. Roberts, $413,968. Following his termination of employment on November 1, 2004, Mr. Anderson received a lump sum payment of $3,028,700 representing his accrued pension benefits under the Salaried Pension Plan, the Excess Pension Plan and the SERP.

Employment and Severance Agreements

The Company has entered into management compensation agreements with each of the Named Executive Officers. The agreements entitle each executive to receive a base salary and to participate in the Company’s compensation and benefit plans. The agreements have no set terms and the executive’s employment under his agreement is terminable by either party for any reason upon 30 days written notice. Under Mr. Steenland’s agreements, in the event of a termination of his employment by the Company other than for “cause” (as defined), by Mr. Steenland for “good reason” (as defined) or due to death or disability, Mr. Steenland will receive a severance payment equal to three times his annual base salary and target incentive payment, the supplemental pension benefits described above and reimbursement of relocation expenses. Mr. Steenland also will continue to receive coverage under the Company’s medical and dental plans for the remainder of his and his spouse’s lifetimes and will continue to receive coverage under the Company’s life insurance and disability plans for a specified period of time. In addition, if Mr. Steenland’s employment is terminated by the Company for any reason other than cause within one year after a change in control of the Company or by Mr. Steenland at any time during the six months commencing on the first anniversary of the change in control, in either case, Mr. Steenland will be entitled to all payments and benefits otherwise due for termination. In the event Mr. Steenland dies while employed by the Company, the Company has agreed to pay his surviving spouse an annual death benefit equal to 50% of Mr. Steenland’s base salary for ten years or, if earlier, until Mr. Steenland would have attained age 65.

Under the agreements with Messrs. Griffin, Haan, Han and Roberts, in the event of a termination of the executive’s employment by the Company other than for “cause” (as defined) or by the executive for “good reason” (as defined), the executive will receive a severance payment equal to two times the executive’s annual base salary and target incentive payment. In addition, each of the Named Executive Officers (other than Mr. Roberts) is entitled to lifetime travel privileges on the Company’s flights and additional medical benefits in excess of those available under the Company’s health plans. Mr. Roberts will become entitled to lifetime travel privileges if he remains employed by the Company on September 30, 2005. In addition, in connection with his joining the Company in September 2002, Mr. Han received a signing bonus of $300,000 and the Company agreed to pay him annual retention payments of $100,000 each on December 31 of each of five years beginning in 2003 so long as he continues to be employed by the Company on those dates. The Company also agreed to supplement Mr. Han’s retirement benefits by establishing an opening account balance for him under the Excess Pension Plan in the amount of $200,000 and by granting him additional pay credits under the SERP as described above under “Pension Plans.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding our equity compensation plans as of December 31, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by the Company’s stockholders	2,602,693	$10.39	5,527,363
Equity compensation plans not approved by the Company’s stockholders	6,849,868 (1)	$11.21	2,864,217
Total	9,452,561	$10.94	8,391,580

(1)          Includes 5,408,956 shares issuable upon the exercise of outstanding stock options under the Northwest Airlines Corporation 1998 Pilots Stock Option Plan and 1,440,912 shares issuable upon the vesting of outstanding restricted stock and deferred stock awards under the Northwest Airlines Corporation 1999 Stock Incentive Plan. Since the restricted stock and deferred stock awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

A description of the material features of the Northwest Airlines Corporation 1999 Stock Incentive Plan is included under the heading “Item 3—Approval of Amended and Restated Northwest Airlines Corporation 1999 Stock Incentive Plan.”

The Northwest Airlines Corporation 1998 Pilots Stock Option Plan (the “Pilots Plan”) was adopted in 1998 pursuant to the collective bargaining agreement entered into between Northwest Airlines and ALPA. Under the terms of the Pilots Plan, in September of 1998, 1999, 2000 and 2001 the Company awarded four annual non-qualified stock option grants or SARs (the “Original Options”) to eligible pilots covering a total of 2,500,000 shares of the Company’s Common Stock. The Original Options had an exercise price equal to the fair market value of the Common Stock on the applicable grant date, became exercisable on the first business day following the applicable grant date, and have a term of ten years. In June 2003, pursuant to an agreement between Northwest Airlines and ALPA and an amendment to the Pilots Plan, the Company offered all participants holding outstanding unexercised options or SARs under the Pilots Plan the opportunity to exchange all of their outstanding options and SARS for a designated number of replacement options or SARs (as applicable) (the “Replacement Options”). For every two shares subject to option or a SAR surrendered by a participant, one share subject to a Replacement Option was granted to the participant. The Replacement Options were granted subject to a new vesting schedule under which the Replacement Options became exercisable over four years in equal annual installments of 25% each. The Replacement Options had an exercise price equal to the fair market value of the Common Stock on the grant date and a term of ten years. As a result of the Company’s exchange offer, Original Options covering a total of 1,849,753 shares of Common Stock were surrendered to the Company and Replacement Options covering a total of 926,080 shares of Common Stock were granted to participants. No additional awards may be granted under the Pilots Plan following consummation of the Company’s exchange offer.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Stock for the last five fiscal years with the cumulative total return for the same period of the Standard & Poor’s 500 Stock Index and the AMEX Airline Index. The graph assumes the investment of $100 on December 31, 1999 and reinvestment of all dividends.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Northwest Airlines Corporation	$100	$135	$71	$33	$57	$49
S&P 500 Index	$100	91	80	63	80	89
AMEX Airline Index(1)	$100	110	58	26	41	40

(1)          As of December 31, 2004, the AMEX Airline Index consisted of AirTran Holdings, Alaska Air Group, AMR Corp., Continental Airlines, Delta Air Lines, ExpressJet Holdings, JetBlue Airways, Northwest Airlines, Skywest Inc. and Southwest Airlines.

2006 ANNUAL MEETING

Any stockholder who wants to present a proposal at the 2006 Annual Meeting of Stockholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that meeting must submit that proposal in writing to the Secretary of the Company no later than January 24, 2005. Our By-laws require that for nominations of persons for election to the Board or the proposal of business not included in our notice of the meeting to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2006 Annual Meeting of Stockholders, that notice must be delivered to the Secretary of the Company at our principal executive offices not less than 60 days and not more than 120 days prior to April 28, 2006. However, if the 2006 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from April 28, 2006, then the notice must be delivered not earlier than the 120th day prior to the 2006 Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to the 2006 Annual Meeting or (b) the tenth day following the day on which public announcement of the date of the 2006 Annual Meeting is first made. The stockholder’s notice must contain and be accompanied by certain information as specified in our By-laws. We recommend that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our By-laws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices.

This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2004. The annual report, which contains audited financial statements together with other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Whether or not you expect to attend the Meeting, please vote your shares on the internet in accordance with the instructions set forth on the accompanying proxy card or by returning your completed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Michael L. Miller
Vice President—Law and Secretary
May 26, 2005

Annex A

AMENDED AND RESTATED
NORTHWEST AIRLINES CORPORATION
1999 STOCK INCENTIVE PLAN

Section 1.   Purpose.

The purpose of the Northwest Airlines Corporation 1999 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by assisting the Company and its Affiliates in attracting and retaining employees, to offer such employees incentives to put forth maximum efforts for the success of the Company and its Affiliates and to further align employees’ interests with those of the Company’s stockholders.

Section 2.   Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)        “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)        “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.

(c)        “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)        “Cause” shall mean with respect to the termination of a Participant’s employment with the Company or any Affiliate (i) an act or acts of personal dishonesty by the Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or an Affiliate; (ii) an act or acts of personal dishonesty by the Participant intended to cause substantial injury to the Company or an Affiliate; (iii) material breach (other than as a result of a Disability) by the Participant of the Participant’s obligations under the terms and conditions of the Participant’s employment, which action was (A) undertaken without a reasonable belief that the action was in the best interest of the Company or an Affiliate and (B) not remedied within a reasonable period of time after receipt of written notice from the Company or an Affiliate specifying the alleged breach, or (iv) the conviction of the Participant of a felony.

(e)        “Change of Control” shall mean the occurrence of any one of the following events:

(i)         Individuals who, as of June 1, 2000, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined below) other than the Board of Directors of the Company; or

(ii)       Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding Shares of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the “Outstanding Common Stock”) and the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Board providing for such Business Combination; or

(iii)      Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

As used in this subsection (e), the term “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

(f)         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g)        “Committee” shall mean a committee of the Company designated by the Board of Directors of the Company to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors.

(h)        “Company” shall mean Northwest Airlines Corporation, a Delaware corporation, and any successor corporation.

(i)         “Disability” shall mean the Participant’s physical or mental condition which prevents continued performance of his or her duties and for which the Participant establishes by medical evidence that such condition will be permanent and continuous during the remainder of the Participant’s life or is likely to be of at least three (3) years’ duration.

(j)         “Effective Date shall mean January 28, 1999, the date this Plan is effective.

(k)        “Eligible Person” shall mean any employee of the Company or any Affiliate who the Committee determines to be an Eligible Person.

(l)         “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the average of the opening and closing sale prices of the Shares as reported on the NASDAQ National Market System on such date or, if such System is not open for trading on such date, on the day closest to such date when such System is open for trading.

(m)      “Option” shall mean an option granted under Section 6(a) of the Plan, which shall not be an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

(n)        “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(o)        “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(p)        “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(q)        “Person” shall mean any individual, corporation, partnership, association or trust.

(r)        “Plan” shall mean this Amended and Restated 1999 Stock Incentive Plan, as amended from time to time.

(s)        “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(t)         “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(u)        “Retirement” shall mean separation from service with the Company or an Affiliate pursuant to a pension plan maintained by the Company or such Affiliate.

(v)        “Shares” shall mean shares of Common Stock, $0.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(w)       “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(x)        “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

Section 3.   Administration.

(a)        Power and Authority of the Committee.   The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(i)         designate Participants;

(ii)       determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)      determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award;

(iv)       determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award or Award Agreement;

(v)        determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

(vi)       determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(vii)     interpret and administer the Plan and any instrument or agreement entered into under the Plan;

(viii)    establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix)       make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)        Delegation.   The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other person, persons or committees as it deems necessary or appropriate for the proper administration of the Plan, except that, with respect to any Awards intended to be qualified under Section 162(m) of the Code, any such delegation shall be to a committee of individuals who qualify as outside directors pursuant to Section 162(m).

(c)        Power and Authority of the Board of Directors.   Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

(d)        Adjustments.   Except as provided in Section 7 hereof, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

Section 4.   Shares Available for Awards.

(a)        Shares Available under the Plan.   Subject to adjustment as provided in Section 4(c), the total number of Shares that may be issued under all Awards under the Plan shall be 12,500,000, subject to the following:

(i)         If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(ii)       If the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed issued under the Plan.

(iii)      Shares delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the aggregate number of Shares available under the Plan to the extent that such settlement, assumption or substitution is a result of the Company or an Affiliate acquiring another entity (or an interest in another entity).

Shares to be issued under the Plan shall be Shares reacquired and held in the treasury of the Company.

(b)        Accounting for Awards.   For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)        Adjustments.   In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)        Award Limitations.   No Participant under this Plan shall be granted Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or other stock-based Awards in any calendar year covering more than 1,000,000 Shares and no Participant may receive Performance Awards not denominated in Shares totaling more than $10,000,000 under the Plan.

Section 5.   Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

Section 6.   Awards.

(a)        Options.   The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)         Exercise Price.   The exercise price per Share purchasable under an Option shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(ii)       Option Term.   The term of each Option shall be fixed by the Committee, which may be for a period up to ten (10) years.

(iii)      Period of Exercise; Termination of Employment.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part and shall provide for exercisability of Options in the event of death, disability, retirement or other termination of employment of the Participant. Unless otherwise provided in any applicable Award Agreement or otherwise determined by the Committee, the following provisions shall apply with respect to the exercisability of Options previously granted to a Participant under the Plan in the event the Participant’s employment with the Company or any Affiliate is terminated:

(A)       Retirement.   If a Participant’s employment with the Company or any Affiliate is terminated by reason of the Participant’s Retirement, then any portion of any Option previously granted to the Participant that was exercisable as of the date of such Retirement and not previously exercised may be exercised by the Participant at any time within one (1) year after the date of such Retirement; provided, however, that if the Participant dies or becomes Disabled within one (1) year after such Retirement, then any portion of the Option that was exercisable as of the date of the Participant’s Retirement and not previously exercised shall not terminate pursuant to this Section 6(a)(iii) and may be exercised during the remainder of the term of the Option by the Participant or by the estate of the Participant or a person who shall have acquired the right to exercise the Option by bequest or inheritance. Any portion of any such Option that was not exercisable as of the date of such Retirement shall be canceled immediately upon such Retirement.

(B)       Death or Disability.   If a Participant’s employment with the Company or any Affiliate is terminated by reason of the Participant’s death or Disability, then any portion of any Option previously granted to the Participant that was exercisable as of the date of such death or Disability and not previously exercised shall not terminate and may be exercised during the remainder of the term of the Option by the Participant or by the estate of the Participant or a person who shall have acquired the right to exercise the Option by bequest or inheritance. Any portion of any such Option that was not exercisable as of the date of such death or Disability shall be canceled immediately upon such death or Disability.

(C)       Termination of Employment for Cause.   If a Participant’s employment with the Company or any Affiliate shall terminate for Cause, any Option previously granted to the Participant, to the extent not previously exercised, shall be canceled immediately upon such termination of employment.

(D)       Termination of Employment Other Than for Cause, Death, Disability or Retirement.   If a Participant’s employment with the Company or any Affiliate shall be terminated otherwise than by reason of Cause, death, Disability or Retirement, any portion of any Option previously granted to the Participant that was exercisable as of the date of such termination of employment and not previously exercised may be exercised by the Participant at any time within ninety (90) days after the date of such termination of employment. Any portion of any such Option that was not exercisable as of the date of such termination of employment shall be canceled immediately upon such termination of employment.

(iv)       Manner of Exercise.   All Options granted under the Plan shall be exercised by delivery of written notice of exercise to the Secretary of the Company and payment of the exercise price for the Shares being purchased pursuant to the Option. Except as otherwise determined by the Committee, the exercise price for the Shares purchased pursuant to an Option may be paid:

(A)       in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

(B)       through the delivery of Shares with an aggregate Fair Market Value on the exercise date equal to the exercise price;

(C)       by delivery of irrevocable instructions to a financial institution to sell the Shares acquired upon exercise of the Option or a sufficient portion thereof and remit promptly to the Company the portion of the sale or loan proceeds sufficient to pay the exercise price;

(D)       by the withholding of Shares otherwise to be delivered upon exercise of the Option with a Fair Market Value equal to the exercise price; or

(E)       by any combination of the above methods of payment or by such other means and in such other forms (including, without limitation, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) as the Committee shall determine.

(b)        Stock Appreciation Rights.   The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the exercise price of the Stock Appreciation Right, which shall not be less than the Fair Market Value of a Share on the date of grant of such Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)        Restricted Stock and Restricted Stock Units.   The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)         Restrictions.   Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)       Stock Certificates.   Any Restricted Stock granted under the Plan may be issued in restricted book-entry form or evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii)      Forfeiture; Delivery of Shares.   Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d)        Performance Awards.   The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares, other property or any combination thereof, and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 7 hereof.

(e)        Other Stock-Based Awards.   The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(f)         General.

(i)         No Cash Consideration for Awards.   Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)       Awards May Be Granted Separately or Together.   Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)      Forms of Payment under Awards.   Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.

(iv)       Limits on Transfer of Awards.   Unless otherwise determined by the Committee:

(A)       no Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant;

(B)       each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and

(C)       no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)        Restrictions; Securities Exchange Listing.   All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vi)       Foreign Employees.   Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

Section 7.   Code Section 162(m) Provisions.

(a)        If a Performance Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or an Affiliate or a division thereof. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division thereof) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(b)        The Committee shall have the power to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

Section 8.   Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)        Amendments to the Plan.   The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of a majority of the outstanding Common Stock with respect to any alteration or amendment to the Plan which increases the maximum number of Shares of Common Stock which may be issued under the Plan or the number of Shares which may be issued to any one participant, extends the term of the Plan or of Options or Stock Appreciation Rights granted thereunder, or reduces the exercise price of an Option below that now provided for in the Plan. The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

(b)        Amendments to Awards.   The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

Section 9.   Change of Control.

(a)        Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, upon the occurrence of a Change of Control: (i) all outstanding Options and Stock Appreciation Rights granted pursuant to the Plan, to the extent not theretofore exercised or canceled, shall become exercisable in full for the remainder of the applicable term of such Award; and (ii) the restrictions applicable to all outstanding Restricted Stock or Restricted Stock Units shall lapse, and such Restricted Stock or Restricted Stock units shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; (iii) all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and (iv) the restrictions and other conditions applicable to any other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(b)        Except as otherwise provided in an Award Agreement, upon the occurrence of a Change of Control, the Committee may, in its sole discretion, provide for (i) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights and/or (ii) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder.

Section 10.   Income Tax Withholding.

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 11.   General Provisions.

(a)        No Rights to Awards.   No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(b)        Award Agreements.   No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement or other instrument evidencing the Award shall have been duly executed and delivered to the Participant on behalf of the Company.

(c)        No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)        No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)        Governing Law.   The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f)         Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)        No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)        No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)         Headings.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 12.   Term of the Plan.

The Plan shall terminate on January 27, 2015, unless sooner terminated by the Board pursuant to Section 8 hereof.

NORTHWEST AIRLINES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 30, 2005

9:30 a.m. (Eastern Time)

Dear Northwest Airlines Corporation Stockholder:

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YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors
for use at the Annual Meeting of Stockholders to be held on June 30, 2005

The undersigned appoints Douglas M. Steenland and Michael L. Miller, each with the power of substitution, as proxies to vote as directed on the reverse side of this Proxy or pursuant to instructions provided via the Internet all shares of stock of Northwest Airlines Corporation held of record by the undersigned as of May 2, 2005 at the Annual Meeting of Stockholders to be held on June 30, 2005, at 9:30 a.m. (Eastern Time), at the Equitable Center’s Auditorium at 787 Seventh Avenue, New York, New York, or any adjournment or postponement of the Meeting. The undersigned acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and the Proxy Statement.

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The undersigned certifies that, to the knowledge of the undersigned, all equity securities of Northwest Airlines Corporation owned of record or beneficially by the undersigned are owned and controlled only by U.S. Citizens (as defined in the Proxy Statement) or have been registered on the Foreign Stock Registry of the Company.

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Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side)

NORTHWEST AIRLINES CORPORATION 2700 LONE OAK PARKWAY EAGAN, MN 55121

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NORTHWEST AIRLINES CORPORATION

The Board of Directors recommends a vote

“FOR” Items 1, 2 and 3 below:

1.               Election of eleven Common Stock Directors –
01) Roy J. Bostock, 02) John M. Engler, 03) Robert L. Friedman,
04) Doris Kearns Goodwin, 05) Dennis F. Hightower,
06) Jeffrey G. Katz, 07) Frederic V. Malek, 08) V.A. Ravindran,
09) Douglas M. Steenland, 10) Leo M. van Wijk, and 11) Gary L. Wilson

For	Withhold	For All	To withhold authority to vote for any individual
All	For All	Except	nominee, mark “For All Except” and write the
nominee's name on the line below.

☐	☐	☐

		For	Against	Abstain

2.	Proposal to approve the appointment of Ernst & Young LLP as the Company’s independent auditor for 2005.	☐	☐	☐

3.	Proposal to approve the Amended and Restated Northwest Airlines Corporation 1999 Stock Incentive Plan.	☐	☐	☐

In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the Meeting.

If you vote by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope. If shares are held by joint tenants or as community property, both stockholders must sign.

Certification:

Pursuant to federal law and Northwest Airlines Corporation’s Certificate of Incorporation, voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States Citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Company.

If your address has changed, please check the box to the right and indicate the changes on the reverse side.	☐

If you plan to attend the Annual Meeting, please check box to the right.	Yes	No

	☐	☐

Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m. (Eastern Time)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NORTHWEST AIRLINES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 30, 2005

9:30 a.m. (Eastern Time)

Dear Employee Stock Plan Participant:

Your vote is important! We encourage you to provide voting instructions as to shares allocated to this ESP account promptly and to take advantage of Internet voting, which is available 24 hours a day, seven days a week.

Provide Voting Instructions on the Internet:                                                  Go to www.proxyvote.com and follow the prompts. To provide voting instructions as to shares allocated to this ESP account you will need the control number set forth on the reverse side and your four digit PIN. If you do not know your PIN, please follow the instructions at www.proxyvote.com.

(If you vote on the Internet, please do not mail your voting direction card)

Receive Future Proxy Materials Electronically!

Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will provide all future proxy voting materials to you electronically. You may enroll for electronic delivery of future Northwest Airlines Corporation proxy materials after providing voting instructions on the Internet at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Voting Direction Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway Eagan, MN 55121 DIRECTION TO TRUSTEE FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2005

As a participant in the Northwest Airlines Corporation Employee Stock Plan, which was merged into the Company’s Retirement Savings Plan (the “ESP”), the undersigned hereby directs the Trustee to vote the shares of stock allocated to this ESP account as of May 2, 2005 at the Annual Meeting of Stockholders to be held on June 30, 2005, at 9:30 a.m. (Eastern Time), at the Equitable Center’s Auditorium at 787 Seventh Avenue, New York, New York, or at any adjournments thereof, in accordance with instructions provided on the Internet or as indicated on the reverse side of this card. The undersigned understands that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

Your voting directions must be received by 11:59 P.M. (Eastern Time) on Monday, June 27, 2005, in order to be counted. If you do not provide specific voting directions with respect to any Item, the Trustee will vote the shares in its sole discretion. The Trustee is authorized to vote the shares in its sole discretion upon any other business that may properly come before the Meeting.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side.)

NORTHWEST AIRLINES CORPORATION 2700 LONE OAK PARKWAY EAGAN, MN 55121

PROVIDE VOTING INSTRUCTIONS BY INTERNET -
www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 27, 2005. Have your voting direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Northwest Airlines Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your voting direction card and return it in the postage-paid envelope we have provided or return it to Northwest Airlines Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO PROVIDE VOTING INSTRUCTIONS, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	NWAC01	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED

NORTHWEST AIRLINES CORPORATION

EMPLOYEE STOCK PLAN VOTING DIRECTION CARD

The Board of Directors recommends a vote

“FOR” Items 1 and 2 below:

		For	Against	Abstain

1.	Proposal to approve the appointment of Ernst & Young LLP as the Company’s independent auditor for 2005. (Item 2 described in the accompanying Proxy Statement).	☐	☐	☐

2.	Proposal to approve the Amended and Restated Northwest Airlines Corporation 1999 Stock Incentive Plan. (Item 3 described in the accompanying Proxy Statement).	☐	☐	☐

In its discretion, the ESP Trustee is authorized to vote upon such other business as may properly come before the Meeting.

If you provide voting instructions by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope.

If your address has changed, please check the box to the right and indicate the changes on the reverse side.	☐

If you plan to attend the Annual Meeting, please check box to the right.	Yes	No

	☐	☐

Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m. (Eastern Time)

Signature of Participant [PLEASE SIGN WITHIN BOX]	Date

NORTHWEST AIRLINES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 30, 2005

9:30 a.m. (Eastern Time)

Dear Employee Stock Plan Participant:

Your vote is important! We encourage you to provide voting instructions as to shares allocated to this ESP account promptly and to take advantage of Internet voting, which is available 24 hours a day, seven days a week.

Provide Voting Instructions on the Internet:                                                  Go to www.proxyvote.com and follow the prompts. To provide voting instructions as to shares allocated to this ESP account you will need the control number set forth on the reverse side and your four digit PIN. If you do not know your PIN, please follow the instructions at www.proxyvote.com.

(If you vote on the Internet, please do not mail your voting direction card)

Receive Future Proxy Materials Electronically!

Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will provide all future proxy voting materials to you electronically. You may enroll for electronic delivery of future Northwest Airlines Corporation proxy materials after providing voting instructions on the Internet at www.proxyvote.com.

YOUR VOTE IS IMPORTANT.   THANK YOU FOR VOTING.

Voting Direction Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway Eagan, MN 55121 DIRECTION TO TRUSTEE FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2005

As a participant in the Northwest Airlines Corporation Employee Stock Plan, which was merged into the Company’s Retirement Savings Plan (the “ESP”), the undersigned hereby directs the Trustee to vote the shares of stock allocated to this ESP account as of May 2, 2005 at the Annual Meeting of Stockholders to be held on June 30, 2005, at 9:30 a.m. (Eastern Time), at the Equitable Center’s Auditorium at 787 Seventh Avenue, New York, New York, or at any adjournments thereof, in accordance with instructions provided on the Internet or as indicated on the reverse side of this card. The undersigned understands that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

Your voting directions must be received by 11:59 p.m. (Eastern Time) on Monday, June 27, 2005, in order to be counted. If you do not provide specific voting directions with respect to any Item, the Trustee will vote the shares in its sole discretion. The Trustee is authorized to vote the shares in its sole discretion upon any other business that may properly come before the Meeting.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side)

NORTHWEST AIRLINES CORPORATION 2700 LONE OAK PARKWAY EAGAN, MN 55121

PROVIDE VOTING INSTRUCTIONS BY INTERNET -
www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 27, 2005. Have your voting direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Northwest Airlines Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your voting direction card and return it in the postage-paid envelope we have provided or return it to Northwest Airlines Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO PROVIDE VOTING INSTRUCTIONS, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	NWAIR4	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED

NORTHWEST AIRLINES CORPORATION

EMPLOYEE STOCK PLAN VOTING DIRECTION CARD

The Board of Directors recommends a vote

“FOR” Items 1, 2 and 3 below:

1.               Election of eleven Common Stock Directors –
01) Roy J. Bostock, 02) John M. Engler, 03) Robert L. Friedman,
04) Doris Kearns Goodwin, 05) Dennis F. Hightower,
06) Jeffrey G. Katz, 07) Frederic V. Malek, 08) V.A. Ravindran,
09) Douglas M. Steenland, 10) Leo M. van Wijk, and 11) Gary L. Wilson

For	Withhold	For All	To withhold authority to vote for any individual
All	For All	Except	nominee, mark “For All Except” and write the
nominee's name on the line below.

☐	☐	☐

		For	Against	Abstain

2.	Proposal to approve the appointment of Ernst & Young LLP as the Company’s independent auditor for 2005.	☐	☐	☐

3.	Proposal to approve the Amended and Restated Northwest Airlines Corporation 1999 Stock Incentive Plan.	☐	☐	☐

In its discretion, the ESP Trustee is authorized to vote upon such other business as may properly come before the Meeting.

If you provide voting instructions by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope.

If your address has changed, please check the box to the right and indicate the changes on the reverse side.	☐

If you plan to attend the Annual Meeting, please check box to the right.	Yes	No

	☐	☐

Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m. (Eastern Time)

Signature of Participant [PLEASE SIGN WITHIN BOX]	Date

Proxy Card Series C Preferred Stock	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway Eagan, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 30, 2005.

The stockholder(s) named on this proxy card hereby appoint as proxies, Douglas M. Steenland, and Michael L. Miller and each of them, with power of substitution, to vote as instructed below all shares of Series C Preferred Stock of Northwest Airlines Corporation held of record by the stockholder(s) on May 2, 2005 at the Annual Meeting of Stockholders to be held on June 30, 2005, and at any adjournments thereof. This Proxy authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting or any adjournment thereof. If no specific voting instructions are given, the shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends a vote “FOR” Item 1
1.	ELECTION OF SERIES C DIRECTORS: Nominees: Ray W. Benning, Jr., George J. Kourpias and Michael G. Ristow	☐ FOR	☐ AGAINST	☐ ABSTAIN
The Board of Directors recommends a vote “FOR” Item 2
2.	PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2005:	☐ FOR	☐ AGAINST	☐ ABSTAIN
The Board of Directors recommends a vote “FOR” Item 3
3.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED NORTHWEST AIRLINES CORPORATION 1999 STOCK INCENTIVE PLAN:	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the meeting.

(Continued, and to be signed and dated on reverse side)

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” ITEMS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

☐ Check this box if you plan to attend the Annual Meeting.	Certification:

Pursuant to federal law and Northwest’s Restated Certificate of Incorporation, Northwest’s voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Company.

PLEASE SIGN exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give full title. If shares are held by joint tenants, both should sign this proxy card.

Date:

Please sign, date and return this proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States.
Signature